UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SYNCHRONOSS TECHNOLOGIES, INC. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 NOTICE OF MEETING AND PROXY STATEMENT

Fellow Stockholders,

2021 tested the resolve of the global community on many levels, as nearly every sector of the world’s economy faced challenges and pressures stemming from the ongoing coronavirus (COVID-19) pandemic. Against the backdrop of inflation, disruptions to the supply chain, higher cost of goods, and an unprecedented fight for talent, the Synchronoss team remained focused on the job at hand and delivered for our customers.

Capitalizing on our two-pronged strategy of organic growth coupled with expanding our footprint in new verticals, we closed the year with a double-digit year-over-year increase in cloud subscribers. We expanded the use case of our Personal Cloud outside of the telecom industry into the retail and insurance verticals, and we welcomed new brands into the Synchronoss portfolio including our first cloud customer in Japan and two new cloud contracts in Indonesia.

In addition, our messaging team migrated millions of new subscribers onto our platforms. We also transformed our order lifecycle management iNOW platform, delivering a modern, simplified, and flexible ordering solution for our customers which broadened the product’s market appeal, reaching beyond telecom and across the geographies. We expanded our customer portfolio in our Financial Analytics, bringing in three new customers in Financial Analytics. We launched a SaaS version of our Spatial Suite solution and expanded our footprint within existing Spatial customers. We also enhanced the digital security that protects our platforms and subscriber content and completed a complex Oracle migration that we believe prepared us for the future and reduced our operating costs.

Focused on long-term profitability, we delivered on our promise to our stockholders, refinancing our capital structure and substantially lowering our total cost of capital. In doing so, we paved the way for Synchronoss to pay down debt, giving us increased flexibility and the latitude to invest for growth. In the process, we added B. Riley Financial as our new partner and largest stockholder.

Understanding that how we achieve our results is as important as what we accomplish, we took steps to further develop our ESG framework, with the goal of driving change in our communities, caring for the planet, and operating under strong principles of governance. We also continued our focus on employee wellness as a top priority, providing remote work options, global employee assistance, resources for access to vaccines, and wellness education opportunities.

In a year largely defined by social distancing, I am most proud that Synchronoss’ technology provided people, households, and communities around the globe a safe and secure place to sync, store, organize, and manage their digital memories – and stay connected.

During 2022, anchored by our values and focused on profitability, we plan to continue to streamline our business practices, narrow our scope, and hone our resources around our core product lines.

Sincerely,

Jeffrey Miller President and Chief Executive Officer , 2022
Synchronoss Technologies

2022 NOTICE OF MEETING AND PROXY STATEMENT

Synchronoss Technologies, Inc.
200 Crossing Boulevard, 3rd Floor
Bridgewater, New Jersey 08807
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF SYNCHRONOSS TECHNOLOGIES, INC.
Notice is hereby given that Synchronoss Technologies, Inc. (the “Company”) will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on      at 11:00 a.m. Eastern Time via a live interactive audio webcast on the internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/SNCR2022 during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•	Election of two Class I members of the Company’s Board of Directors to serve until the 2025 annual meeting of stockholders of the Company;
•	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022;
•	Advisory vote on executive compensation;
•	Approving an amendment to the Company’s certificate of incorporation to increase the aggregate number of the Company’s authorized shares (the “Authorized Share Amendment”);
•
Approving an increase to the number of shares issuable under the Company’s 2015 Equity Incentive Plan, conditioned upon the effectiveness of the Authorized Share Amendment (the “2015 Equity Plan Amendment”); and

•	Transaction of other business that may properly come before the meeting.
A Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement for our Annual Meeting of Stockholders (the “Proxy Statement”) and our annual report for the year ended December 31, 2021 on Form 10-K (together with the Proxy Statement, the “proxy materials”) through the internet or a printed copy of the proxy materials is being mailed to stockholders of record on or about      , 2022. The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following internet address:          .
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Synchronoss’ corporate headquarters at the address listed above for the ten-day period prior to the Annual Meeting.
Only stockholders of record at the close of business on       , 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations at (949) 574-3860 or MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885. For questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company LLC, by e-mail through their website at www.astfinancial.com or by phone at (800) 937-5449 (within the U.S. and Canada) or (718) 921-8124 (outside the U.S. and Canada).
By order of the Board of Directors,

Christina B. Gabrys
Chief Legal Officer and Corporate Secretary
     , 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON     , 2022.The Proxy Statement and annual report to stockholders is available at http://materials.proxyvote.com/87157B.
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING VIA THE LIVE WEBCAST, PLEASE FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR NOTICE OR PROXY CARD TO ASSURE REPRESENTATION OF YOUR SHARES.
Synchronoss Technologies

Proxy Summary	1
2022 Proxy Statement Highlights	2
Questions & Answers About this Proxy Material and Voting	8
Corporate Governance at Synchronoss	13
Stockholder Communications with our Board of Directors	14
Board of Directors and Committee Duties	16
Board Structure and Committees	17
Director Compensation	24
Director Stock Ownership Guidelines	25
Limitation of Liability and Indemnification	25
Compensation Risk Management Considerations	26
Meet our Executive Officers	22
Compensation Discussion and Analysis	27
2021 Compensation Program Highlights	28
2021 Executive Compensation Program	29
Principal Elements of Compensation	31
Chief Executive Officer Compensation	34
Pay Mix	34
2021 Compensation Decisions	35
Recoupment and Related Policies	42
Executive Officer Stock Ownership Guidelines	43
Compensation Committee Report	44
Summary Compensation Table	45
Grants of Plan Based Awards Table	47
Description of Awards Granted in 2021	49
Outstanding Equity Awards at Fiscal Year-End Table	50
Option Exercises and Stock Vested	53
Employment Agreements	53
Estimated Payments and Benefits	55
Report of the Audit Committee	57
Equity Security Ownership of Certain Beneficial Owners and Management	58
Related Party Transactions	59
Other Matters	61
Proposal 1 — Election of Directors	62
Proposal 2 — Ratification of the APPOINTMENT of Independent Registered Public Accounting Firm	66
Proposal 3 — Advisory Vote on Executive Compensation	68
Proposal 4 — APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES (THE “AUTHORIZED SHARE AMENDMENT”)	69
Proposal 5 — APPROVAL OF AMENDMENT OF THE SYNCHRONOSS TEChNOLOGIES, INC. 2015 EQUITY INCENTIVE PLAN TO Increase the number of shares issuable under the Company’s 2015 Equity Incentive Plan, CONCURRENT WITH AND CONDITIONED UPON THE EFFECTIVENESS OF THE AUTHORIZED SHARE AMENDMENT (the “2015 equity plan amendment”)	71
Stockholder Proposals for the Next Annual Meeting	80
No Incorporation by Reference	80
Contact for Questions and Assistance with Voting	81
Synchronoss Technologies i

PROXY SUMMARY
Proxy Summary
This proxy statement (“Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (“Board”) for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held via a live interactive audio webcast on the Internet at 11:00 a.m. Eastern Time on [      ], and any postponements or adjournments thereof. Beginning on or about [     ], we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials. As used in this Proxy Statement, the terms “Synchronoss,” the “Company,” “we,” “us,” and “our” mean Synchronoss Technologies, Inc. and its subsidiaries unless the context indicates otherwise.
Annual Meeting
Date: [ ]	Time: [ ]	Location: [ ] [ ]
Ways to Vote If you are a stockholder of record, you may cast your vote in any of the following ways:

Vote in Person	Vote by Mail	Vote by Telephone	Vote by Internet
Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholder meeting.com/SNCR2022	If you received printed copies of the proxy materials by mail, you may vote by proxy by filling out, signing and dating the proxy card, and returning it in the envelope provided.	You may vote by proxy by telephone by following the instructions provided in the Notice or the proxy card, by calling (800) 690-6903.	You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or the proxy card.
If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Proposals to be Voted On:
The following proposals will be voted on at the Annual Meeting of Stockholders.
Proposals		Board Recommendation	Required Vote
1	Election of two directors	✔ For Nominees	Plurality
2	Ratification of appointment of Ernst & Young LLP as independent registered public accountants	✔ For	Plurality
3	Advisory vote on executive compensation	✔ For	Majority Voted
4	Increase the aggregate number of authorized shares under the Company’s Restated Certificate of Incorporation (the “Authorized Share Amendment”)	✔ For	Majority Outstanding
5
Increase the number of shares issuable under the Company's 2015 Equity Incentive Plan, concurrent with and conditioned upon the effectiveness of the Authorized Share Amendment (the “2015 Equity Plan Amendment”)
		✔ For	Majority Voted
Synchronoss Technologies 1

Proxy Statement Highlights
The following summary provides general information about Synchronoss Technologies, Inc., referred to as Synchronoss or the Company, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2021 annual report on Form 10-K. Our 2021 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC. In this proxy statement, we reference various information and materials available on our corporate website. We have included our website address in this proxy statement as an inactive textual reference only. Information on our website is not incorporated by reference in this proxy statement.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of United States securities laws, including without limitation, statements regarding environmental, social and governance matters. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “goal,” “believe,” “will,” “may,” “plan,” “expect,” “intend,” “priority,” “outlook,” “guidance,” “objective,” “forecast,” “anticipate,” “estimate,” “seek,” “trend,” “target” and “strategy,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is filed with the SEC. Important factors that may affect future results and outcomes include, but are not limited to those set forth in our 2021 annual report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any voting or investment decision. The forward-looking statements contained in this proxy statement should not be relied on as representing our expectations or beliefs as of any time subsequent to the time this proxy statement is first filed with the SEC, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.
Company Overview
At Synchronoss, our vision is to reimagine a world in sync. We empower our customers to connect with subscribers in trusted and meaningful ways. We offer simple to use white label software that helps our customers get to market with their vision faster and more efficiently, enabling them to provide their subscribers with connections to one another, the networks they rely on, the brands they love and the services they need. Our cloud and messaging products offer new ways for subscribers to communicate, engage with their content and each other, and relive memories, while our Spatial, Financial Analytics, and iNow products help reduce our customers’ internal complexities.
2021 Business and Financial Highlights
We delivered a strong finish to 2021 with total annual revenue of $281 million, with our performance in the fourth quarter providing what we believe to be a strong proof point that our strategic direction is correct and that it is translating into demonstrable results.
The Cloud business drove a large portion of our revenue growth with a 15% year over year increase in Cloud revenue in the fourth quarter of 2021, largely as a result of the 18% year over year subscriber increase. The accelerating growth has been driven primarily by the continued adoption of Synchronoss Cloud solutions with our existing Tier 1 customers, such as Verizon and AT&T, which we believe still represent significant opportunities to grow as they represent over 200 million mobile and home subscribers. We also signed four new cloud customers in 2021, three of which are in Asia—a new region for our Cloud deployments. We also expanded the use case for our cloud solutions beyond the telecom industry into the retail and insurance verticals. As a result of these new additions, our combined global Cloud subscriber opportunity now exceeds 400 million.
2 Synchronoss Technologies

Our Advanced Messaging solutions continue to engage Japanese subscribers, resulting in additional licenses purchased in the fourth quarter of 2021. There are now more than 25 million +Message subscribers and we expect this number to continue to grow. We anticipate launching Advanced Messaging at Verizon this year and our email products continued to provide positive cash flow contributions in 2021.
Our Digital business continued to have strong performance from the Financial Analytics and Spatial product lines, including multi-million dollar wins from key partnerships for Financial Analytics and a new win with Quasar for our Spatial product line.
Importantly, we continued to focus on cost optimization across the entire organization to maximize profitability and streamline the focus of the business to promote growth in the high-performing recurring revenue products and solutions. As we look ahead, there are several market factors that we believe will influence our success in 2022, particularly the roll outs of 5G, fixed wireless access, the growing market for bundled service offerings and total protection services. Cloud and messaging solutions have the potential to be key value-added services in the 5G ecosystem to increase customer engagement and revenue for carriers. Similarly, carriers are employing digital bundling strategies to simplify onboarding, consumption, billing and authentication to drive higher adoption of premium rate plans, including personal cloud offerings. The advent of fixed wireless access into the market has ushered in an array of new connected devices, which is expected to lead to an increased demand for cloud storage in the home. Finally, the addition of cloud to total protection services through carriers and insurance companies is a natural fit, providing protection for the consumer’s data along with the protection of their hardware and goods. We believe that we stand positioned in the market to meet these growing needs for the carriers and the consumers.
Information about our Board of Directors
Our Board is presently comprised of six directors. Our restated certificate of incorporation provides for a classified board consisting of three classes of directors, each of which shall consist, as nearly as possible, of one-third of the total number of directors. Currently, each class consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire shall be elected (or re-elected) to serve from the time of election and qualification until the third annual meeting following their election.
Director Nominee	Age	Director Since	Committee Membership	Independent
Laurie L. Harris	63	2019	Audit (Chair), Nominating/Corporate Governance	Yes
Jeffrey G. Miller	58	2021	Business Development	No
Continuing Directors
Stephen G. Waldis	54	2000	Business Development	No
Mohan S. Gyani	70	2019	Compensation (Chair), Business Development	Yes
Kristin S. Rinne	67	2018	Audit, Nominating/Corporate Governance (Chair), Compensation, Business Development	Yes
Martin F. Bernstein	35	2021	Audit, Compensation, Business Development	Yes
Synchronoss Technologies 3

Board Diversity
Board Diversity Matrix as of March 31, 2022
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
4 Synchronoss Technologies

Corporate Governance Summary

Synchronoss Technologies 5

Environmental Social and Governance and Positive People Management
Environmental, Social and Governance
At Synchronoss we stand for something beyond the products and services we provide to the market. We are committed to advancing the principles of Environmental sustainability (E), Social responsibility (S), good corporate Governance (G) and providing a fulfilling work environment for all Synchronoss employees. In connection with our corporate values—We come together to get the job done, We go above and beyond, We are resilient, We are dedicated to our customers, and We are one team—we consider our efforts in these areas to be of paramount importance in providing value back to the market and promoting an inclusive corporate culture where all employees thrive. We believe that by incorporating initiatives in the key areas of ESG and positive people management into our operations we not only improve our performance, but also create a constructive culture that benefits our employees, customers and investors.
With the guidance of our Board and our senior leadership team, we are working to build a comprehensive program which will drive our commitment to ESG and positive people management. We will continue to evaluate our efforts in these areas with the goal of building sustainability into our business operations globally.
Highlights from the Initiatives under way:

Environmental Sustainability

We employ green practices throughout our operations where possible to promote conservation and reduce waste. These efforts include encouraging staff adoption of alternative and sustainable commuter transport options as well as offering a flexible work policy that promotes remote working, removing personal waste bins from offices to raise awareness and increase recycling, equipping our office with sensor activated LED lighting to conserve energy, providing reusable drinking cups for employees to reduce paper and plastic waste, installing water stations in our offices, and providing electronics recycling programs.
We also contribute to sustainability by virtue of the products and solutions we provide to the market. Over 59% of our revenue is derived from the sale of our Cloud product, which by its nature is a sustainable product. We further decrease our environmental footprint by utilizing energy consumption reducing technologies and infrastructure.

Social Responsibility

At Synchronoss we believe it is our job to empower our people to achieve more—at work and in the community. We have established a global diversity, equity, and inclusion (DEI) committee, laying the groundwork to seamlessly embed DEI as part of our corporate culture and pave the way for a more comprehensive program. We have also launched our new Sync Cares initiative, under which we provide employees paid time away from work to volunteer with the charitable organizations of their choice, culminating in a Global Cares Day in which Synchronoss will come together globally to provide service to the communities and causes important to our employee team.

Corporate Governance

At the Board level, our Audit Committee and Nominating/Corporate Governance Committee monitor the effectiveness of our corporate governance. At the working level, we have established a cross-functional Governance, Risk and Compliance Committee which monitors, assesses, and controls risk across the business. We have rolled out a comprehensive training program covering the spectrum of governance and compliance topics in short easy-to-digest sessions and instituted an annual corporate policy review to ensure best practices across all corporate policies. Synchronoss has also established a Disclosure Committee with senior members from across the business to ensure all internal controls are functioning appropriately.

Positive People Management

At Synchronoss we believe that our people are the cornerstone to our success and as such, we are committed to providing our employees with a positive work environment that helps them realize their full potential. At Synchronoss we strive to care for the whole employee and not just the development of their talent. As such, we delivered more than 150 interactive wellness webinars to the global team in 2021. And, when COVID-19 cases soared in India, we quickly responded, offering a myriad of resources to our team there, including a special COVID-19 insurance policy, wellness app, employee assistance program resources, supplementary sick leave, and COVHelp—a COVID-19 helpline for Synchronoss employees, managed by Synchronoss employees.
In a continued effort to further enhance our corporate culture, we have rolled out several initiatives designed to engage employees and provide increased transparency between employees and management, such as SyncSmiles (an initiative designed to help employees get to know each other by sharing employee photos at Global SyncUp Meetings), monthly Coffee Talks (an initiative where employees can sign up to meet with leaders in the company in small groups in a casual setting), and Sync Cheers (an initiative whereby employees can give fellow team members a virtual “cheers” to thank them for living our culture).
In addition to these cultural initiatives, we have comprehensive and competitive compensation and benefits programs and have developed initiatives geared toward employee development and training.

6 Synchronoss Technologies

Key Executive Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in good governance practices and we have refined our long term incentive program and short term incentive program to include new metrics to best align our executive compensation with the interests of the stockholders.

Synchronoss Technologies 7

Questions & Answer about this Proxy Material & Voting Matters
Q:	Why am I receiving these proxy materials?
A:
Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on       at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The Notice of Annual Meeting, this Proxy Statement and accompanying form of proxy card are being made available to you on or about      , 2022. This Proxy Statement includes information that we are required to provide to you under rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our Annual Report on Form 10-K for the year ended December 31, 2021; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have received the proxy materials in the mail.
Q:	How can I get electronic access to the proxy materials?
A:
The Company’s proxy materials are available at         and at www.synchronoss.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:	Who can vote at the Annual Meeting?
A:
Our voting securities consist solely of our common stock (“Common Stock”), of which       shares were outstanding on the record date. Our Series B Preferred Stock (the “Series B Preferred Stock”), of which       shares were outstanding on the record date, are non-voting and non-convertible. Only holders of our Common Stock are entitled to vote at the Annual Meeting in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices at 200 Crossing Boulevard, 3rd Floor, Bridgewater, New Jersey for the ten-day period prior to the Annual Meeting.

Q:	How do I vote at the Annual Meeting?
A:	Stockholder of Record: Shares Registered in Your Name
If, on      , 2022, your shares of Common Stock were registered in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record and may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the internet or via telephone as instructed below or submit your proxy card to ensure your vote is counted.
If you are a stockholder of record, you may vote at the Annual Meeting or by one of the following methods:
•
By Internet — You may vote by proxy via the internet at www.proxyvote.com by following the instructions provided in the Notice or the proxy materials, by following the instructions provided in the proxy card.

•
By Telephone — You may vote by proxy via telephone by following the instructions provided in the Notice or, if you received printed copies of the proxy materials by mail, by calling the toll-free number found on the proxy card.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
8 Synchronoss Technologies

•	By Internet During the Annual Meeting — Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/SNCR2022.
Please note that the internet (other than during the Annual Meeting) and telephone voting facilities for stockholders of record is available 24 hours a day and will close at 11:59 p.m., Eastern Time on      , 2022. The individuals named as proxies will vote your shares in accordance with your instructions.
We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on      , 2022, your shares of Common Stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks participate in a program provided through Broadridge Financial Services that enables beneficial holders to grant proxies to vote shares via telephone or the internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the internet at Broadridge’s website at www.proxyvote.com. To vote by internet during the Annual Meeting, you must obtain your 16-digit control number from your broker, bank, or other agent.
Q:	What do I need to be able to attend the Annual Meeting online?
A:
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNCR2022. The webcast will start at 11:00 a.m. Eastern Time on      , 2022. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Q:	How many votes do I have?
A:	Each share of our Common Stock you owned on the record date entitles you to one vote on each matter that is voted on.
Q:	What if I do not make specific voting selections?
A:	Stockholder of Record — If you are a stockholder of record and you:
•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board, or
•	Sign and return a proxy card without giving specific voting instructions, then your shares will be voted “For” the election of Laurie L. Harris and Jeffrey G. Miller as members of the Company’s Board of Directors, “For” the ratification of Ernst & Young LLP as our independent registered public accounting firm for its fiscal year ending December 31, 2022, “For” the approval of the compensation of our named executive officers, “For” the Authorized Shares Amendment, and “For” the 2015 Equity Plan Amendment. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on any matter other than Proposal 2 with respect to your shares. This is generally referred to as a “broker non-vote.”
Synchronoss Technologies 9

Q:	Can I change my vote after submitting my proxy?
A:	Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•
You may change your vote using the internet or telephone methods described above prior to 11:59 p.m., Eastern Time on      , 2022, in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted.

•	You may submit another properly completed timely proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to our Secretary at 200 Crossing Boulevard, 3rd Floor, Bridgewater, New Jersey 08807.
•	You may attend and vote during the Annual Meeting. Simply attending the meeting will not, by itself, revoke your previously delivered proxy.
If you are a beneficial owner of your shares and wish to change or revoke your previously delivered proxy, you must contact the broker, bank or other agent holding your shares and follow their instructions for changing your vote.
Q:	Who is paying for this proxy solicitation?
A:
We will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of out-of-pocket expenses. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials.

Q:	Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
A:
In accordance with the rules promulgated by the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the internet. Beginning on or about      , 2022, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at http://materials.proxyvote.com/87157B. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders at that address. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	How are votes counted?
A:
Each share of Common Stock is entitled to one vote. Our Series B Preferred Stock is non-voting and not convertible into Common Stock. Votes will be counted by the inspector of election appointed for the Annual Meeting. Prior to the Annual Meeting, the inspector will sign an oath to perform his or her duties in an impartial manner and according to the best of his or her ability. The inspector will determine the number of shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties. The determination of the inspector of elections as to the validity of proxies will be final and binding.

10 Synchronoss Technologies

Q:	What vote is required to approve each proposal?
Our directors are elected by a plurality of the votes cast at an annual meeting of stockholders, meaning the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. An instruction to “Withhold” authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote with respect to this proposal. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal, such broker or nominee does not have discretionary voting power) will have no effect on the election of a nominee.
Ratification of the appointment by our Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2022 requires a “For” vote from the majority of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal. Because this proposal is a routine matter, a broker or other nominee may generally vote, although several large brokerage firms, such as Charles Schwab and TD Ameritrade have announced that they have eliminated discretionary voting even for “routine” matters. Therefore, if you hold your shares through such brokerage firms, then your shares might not be voted, even for “routine” matters if you do not give voting instructions to your broker.
The advisory approval of the compensation of the Company’s NEOs as described in this Proxy Statement requires a “For” vote from the majority of all of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal. Even though your vote is advisory and therefore will not be binding on the Company, our Compensation Committee will review the voting results and take them into consideration when making future executive compensation decisions.
The amendment of our restated Certificate of Incorporation to increase the aggregate number of authorized shares, or the Authorized Share Amendment, requires a “For” vote from the majority of the outstanding shares of our Common Stock. Abstentions and broker non-votes have the effect of a vote “Against” this proposal. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.
The 2015 Equity Plan Amendment requires a “For” vote from the majority of the outstanding shares that are present in person or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal. Because this proposal is a non-routine matter, broker non-votes are expected to exist in connection with this proposal.
If there are insufficient votes to approve any of the matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned for any reason, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.
Q:	Is my vote confidential?
A:	Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.
Q:	What is the quorum requirement?
A:
A quorum of stockholders is necessary to hold a valid stockholders meeting. A quorum will be present if a majority of the voting power of all of the Company’s outstanding shares is represented by stockholders present at the Annual Meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the chair of the meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date. Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to the proposals until the polls have closed for voting on the proposals.

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Q:	How can I find out the results of the voting at the Annual Meeting?
A:
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be set forth in a Current Report on Form 8-K to be filed by the Company with the SEC no later than four business days after the Annual Meeting.

Q:	How can I submit a question at the Annual Meeting?
A:
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/SNCR2022, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The Company will have the questions and answers available after the Annual Meeting and will provide them upon request.

Q:	What if I have technical difficulties or trouble accessing the Annual Meeting?
A:
If you encounter any technical difficulties with the virtual meeting platform on the meeting day, Technical support phone numbers will be available on the virtual meeting registration page fifteen minutes prior to the start time of the meeting and will remain available until the Annual Meeting has ended.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON      , 2022.

The Proxy Statement and annual report to stockholders is available at
http://materials.proxyvote.com/87157B.
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Corporate Governance at Synchronoss
Corporate Governance Guidelines
Synchronoss is committed to strong and systematic corporate governance, which we believe helps us sustain our success and build long-term value for our stockholders. In 2022, our Board adopted updated Corporate Governance Guidelines (the “Guidelines”) to ensure we have implemented the most recent best practices in governance. This document sets forth the framework within which our Board can effectively function and govern the business. The Guidelines address, among other things, the composition and responsibilities of our Board, director independence, management succession planning and evaluation, access to information, executive sessions, communication with stockholders, target ownership by, and remuneration of, our directors, Board committees and selection of new directors. The Guidelines also specify the ways in which our Chief Compliance Officer interacts with the Board, and the responsibilities of our Disclosure Committee. We have also adopted a Workplace Code of Ethics and Business Conduct (the “Code”) that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer, or those serving similar functions) and directors. In concert with our Code, we have developed a Supplier Code of Conduct to ensure we flow down our values and the values of our customers to our suppliers. The Guidelines and Code are available on the Investor Relations section of our website at www.synchronoss.com.
Our Board regularly reviews legal and regulatory requirements, evolving best practices and other developments, and may modify, waive, suspend or repeal the Guidelines or Code from time to time as it deems necessary or appropriate in the exercise of our Board’s judgment or in the best interests of our stockholders. If our Board makes any substantive amendments to the Guidelines or the Code, we will promptly disclose the nature of the amendment or waiver on our website to the extent required by applicable law or regulations.
Board Leadership Structure
Consistent with the Guidelines, our Board believes it is important to retain its flexibility to allocate the responsibilities of our Chief Executive Officer (“CEO”) and Chair of the Board in any way that is in the best interests of our Company. Our Board believes that it should periodically assess who should serve these roles and whether the offices should be served independently or jointly, and that our Board should not be restricted by any strict policy directive when making these decisions. In the event the Board determines it is in the best interest of the Company to combine the roles of CEO and Chair of the Board, the Guidelines provide that a Lead Independent Director shall be elected by a majority vote of the independent members of the Board. The Lead Independent Director shall be responsible for coordinating the activities and meetings of the independent members, determining an appropriate schedule and agendas for meetings of the Board, and ensuring robust corporate governance. In addition, our Board continually evaluates its leadership structure to ensure that the Board is structured to address the best interests of our Company and our stockholders as they evolve over time.
Our Board has determined that our Company and our stockholders are best served by having Mr. Waldis, one of our founders, serve as our Executive Chair of the Board, and Mr. Miller serve as our CEO and a member of our Board. As CEO, Mr. Miller is the individual with primary responsibility for managing our day-to-day operations, setting our overall business strategy, and ensuring the successful growth of our business. Mr. Waldis’ in-depth experience as our founder and long-time CEO and Chair of the Board position him well to serve as our Executive Chair of the Board, where he will remain on our Board, assisting on certain sales and business development activities, and providing other consultative support to the CEO, upon Mr. Miller’s request.
Independence of our Board of Directors
Each year, as part of our assessment of director independence, our Nominating/Corporate Governance Committee and our full Board conduct a review of the financial and other relationships between each director, or any of their immediate family members, and our Company, our senior management, companies with whom we have business dealings and our independent registered public accounting firm. Our Board also consults with our legal counsel to ensure that its determinations are consistent with all relevant laws and regulations regarding the definition of independence, including those set forth in pertinent listing standards of The Nasdaq Global Market (“Nasdaq”), as amended from time to time. Consistent with those considerations, after review of all relevant transactions or relationships, our Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Stephen G. Waldis, who serves as our Executive Chair, and Jeffrey Miller, who serves as our CEO. Our independent directors meet in regularly scheduled executive sessions where only independent directors are present. There are no family relationships among any of our directors or executive officers.
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Board of Directors Oversight of Risk Management
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our other SEC filings. Assessing and managing risk is the responsibility of our management. Our Board oversees management in the execution of its responsibilities and for assessment of our approach to risk management. An overall review and assessment of risk is inherent in our Board’s consideration of our operations, business plans, and proposed strategy. Additionally, our Board regularly reviews various risks arising out of transactions and strategic opportunities that are presented to our Board. At least annually, our Board also reviews and analyzes the strategic and operational risks and opportunities that face our Company as a whole, as well as those related to specific areas of our business, including governance, audit and cybersecurity.
Our Board delegates the oversight of certain categories of risk affecting our operations to designated Board committees, who report their findings to our full Board. The Audit Committee is responsible for overseeing our Board’s execution of its risk management oversight responsibility. It implements and oversees policies governing the process by which our leadership team and other persons responsible for risk management assess and manage our exposure to major financial risk, and the steps they have taken to monitor and control such exposure, based on consultation with the leadership team and independent auditors. Our Audit Committee also annually reviews the audit plan of management, our information technology and cybersecurity risks and mitigation strategies, the domestic and international tax function and treasury operations and conformity with ethics and compliance standards. In addition, our Board has delegated to other Board committees the oversight of risks within their areas of responsibility and expertise. For example, our Compensation Committee oversees the risks associated with our compensation practices, including an annual assessment of our compensation policies and practices for our employees
Stockholder Communications with our Board of Directors
Stockholders may communicate with our management and independent directors by sending a letter to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Third Floor, Bridgewater, New Jersey 08807, Attention: Secretary. Each communication should set forth the (i) name and address of the stockholder as they appear on our books and, if the shares of our Common Stock are held by a broker, bank or other agent, the name and address of the beneficial owner of such shares, and (ii) number of shares of our Common Stock that are owned of record by such record holder and/or beneficially by such beneficial owner. Our Secretary will review all communications from stockholders and has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, our Secretary will forward it, depending on the subject matter, to the chairperson of a committee of our Board or a particular director, as appropriate.
Board Self-Evaluation
Our Nominating/Corporate Governance Committee oversees an annual self-evaluation process to analyze and review our Board’s performance and the performance of each of the members of our Board. Our Nominating/Corporate Governance Committee reviews these results and discusses them with the full Board with the intention of utilizing them to enhance our Board’s effectiveness and, if necessary, develop action plans.
Director Qualifications and Skills
The Nominating/Corporate Governance Committee is responsible for recommending to our Board nominees for election as directors each year and evaluating new candidates as appropriate. This assessment includes an evaluation of each director’s skills and experience, qualification as independent, as well as various other factors including the differences in perspectives, experiences, and background each member of the Board individually brings to the Board. The Nominating/Corporate Governance Committee then looks for the following skills and experience in individual members of the Board to enhance the function of the Board as a whole.
14 Synchronoss Technologies

Director Qualifications and Skills

Synchronoss Technologies 15

Board of Directors and Committee Duties
Our Board oversees, counsels and directs management in the long-term interests of our Company and our stockholders. Our Board, individually and through its committees, is responsible for:
•	overseeing the conduct, assessment and other operational risks to evaluate whether our business is being properly managed;
•	reviewing and approving our strategic, financial and operating plans and other significant actions;
•	evaluating the performance of and reviewing and determining the compensation of our CEO and other executive officers;
•	planning for succession for our CEO and monitoring management’s succession planning for other executive officers; and
•	overseeing the processes for maintaining the integrity of our financial statements, public disclosures, and compliance with laws and ethics.
16 Synchronoss Technologies

Board Structure and Committees
During 2021, our Board met 21 times and acted four times by unanimous written consent. Each director attended at least 75% of the meetings of our Board and of each committee of which he or she served as a member. Four of our directors attended our 2021 Annual Meeting of Stockholders. Our Board has established an Audit Committee, a Compensation Committee, a Business Development Committee and a Nominating/Corporate Governance Committee. Our Board has delegated various responsibilities and authority to its committees as generally described below.
Audit Committee
Current Members: • Laurie L. Harris (Chair) • Kristin S. Rinne • Martin F. Bernstein 6 meetings in 2021 1 Action by Unanimous Written Consent
Our Audit Committee oversees the integrity of our financial statements, compliance with applicable legal and regulatory requirements, effectiveness of our internal controls and audit function, and the qualifications, independence, and performance of our independent registered public accounting firm. Our Audit Committee also discussed with our independent registered public accounting firm the overall scope and plans for their audit and met with them on a regular basis without members of management. Our Audit Committee consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our Audit Committee:

• reviews our annual audited and quarterly financial statements and SEC reporting;

• reviews management’s assessment of risk pertaining to our reporting and disclosure controls and monitors our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements;

• establishes procedures for the receipt and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

• appoints, compensates, reviews procedures to ensure the independence of and oversees the work of, our independent registered public accounting firm, including approving services and fee arrangements;

• reviews with senior members of our management our policies and practices regarding risk assessment and risk management;

• approves all related party transactions;

• reviews periodically the adequacy and effectiveness of our internal and disclosure controls, including our policies regarding compliance with legal, regulatory, code of conduct, ethical and internal auditing standards;

• reviews earnings press releases prior to issuance; and

• reviews findings and recommendations of our independent registered public accounting firm and management’s response to their recommendations.

Our Audit Committee is currently comprised of the following three directors: Laurie L. Harris (Chair), Kristin S. Rinne and Martin F. Bernstein. Mr. Thomas J. Hopkins was a member of the Audit Committee until his resignation from the Board on August 5, 2021. Mr. Bernstein joined our Audit Committee on August 5, 2021. Our Audit Committee met six times during 2021. Our Board annually reviews the definition of independence for Audit Committee members set forth in the Nasdaq listing standards and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) and 5605(c)(2) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has a working understanding and comprehension of fundamental financial statements. Our Board has determined that Ms. Harris is an audit committee financial expert, as defined by Item 407(d) of Regulation S-K based on a qualitative assessment of her level of knowledge and experience based on a number of factors, including her formal education and experience. The designation does not impose on Ms. Harris any duties, obligations or liability that are greater than are generally imposed on her as a member of our Audit Committee and our Board, and her designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board. Our Audit Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

Synchronoss Technologies 17

Compensation Committee
Current Members: • Mohan S. Gyani (Chair) • Kristin S. Rinne • Martin F. Bernstein 3 Meetings in 2021 1 Action by Unanimous Written Consent
Our Compensation Committee is currently comprised of the following three directors: Mohan Gyani (Chair), Kristin S. Rinne and Martin F. Bernstein, each of whom is independent, as currently defined in Rule 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. Mr. Cadogan, who was previously Chair of the Compensation Committee, resigned his position on the Board effective March 31, 2022 and Mr. Gyani assumed the position of Chair of the Compensation Committee in January 2022. Peter Berger resigned his position on the Board and Compensation Committee effective June 30, 2021. Mr. Hopkins resigned his position on the Compensation Committee contemporaneously with his resignation from the Board on August 5, 2021. Ms. Rinne and Mr. Bernstein joined the Compensation Committee in January 2022. Mr. Waldis and Mr. Miller also attend Compensation Committee meetings in a non-voting observer capacity but do not participate in discussions regarding their own compensation. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Compensation Committee met three times during 2021. Our Compensation Committee is charged by our Board to:

• review and approve our compensation strategy and philosophy;

• review and approve our annual corporate goals and objectives related to executive compensation and evaluate performance in light of these goals;

• review and approve policies and all forms of compensation and other benefits to be provided to our employees (including our NEOs), including among other things the annual base salaries, bonus, stock options, restricted stock grants and other incentive compensation arrangements;

• evaluate the CEO’s performance and determine his salary and incentive compensation;

• in consultation with the CEO, determine the salaries and incentive compensation of our other executive officers;

• make recommendations from time to time to our Board regarding non-employee director compensation matters;

• recommend, for approval by the Board, the adoption or amendment of our equity and cash incentive plans;

• administer our stock purchase plan and equity incentive plans;

• oversee the administration of our other material employee benefit plans, including our 401(k) plan; and

• review and approve other aspects of our compensation policies and matters as they arise from time to time.

A more detailed description of our Compensation Committee’s functions can be found in our Compensation Committee charter, which can be found on the Investor Relations section of our website at www.synchronoss.com.

Our Compensation Committee has also established a Key Employee Equity Awards Committee, with our CEO as the sole member, whose purpose is to approve equity awards to our newly hired and current employees, other than executive officers and subject to guidelines previously approved by our Compensation Committee. Our Key Employee Equity Awards Committee acted 12 times in 2021.

In accordance with Nasdaq listing standards, our Compensation Committee, under its charter, may select and retain, and is directly responsible for the appointment, compensation and oversight of, compensation consultants or any other third party to assist in the evaluation of director and officer compensation, as well as any other compensation matters. In addition, our Compensation Committee has the responsibility to consider the independence of these advisers in accordance with applicable law and/or Nasdaq listing standards. Our Compensation Committee has retained Deloitte Consulting LLP (“Deloitte”) as its compensation consultant. In 2021, Deloitte did not perform any services for us other than its services to our Compensation Committee and received no compensation from us other than its fees in connection with the firm’s retention as our Compensation Committee’s compensation consultant. Our Compensation Committee assessed the independence of Deloitte pursuant to applicable SEC rules and Nasdaq listing standards and concluded that the work of Deloitte has not raised any conflict of interest. Our Compensation Committee considers the information provided by Deloitte when making decisions with respect to compensation matters, along with information it receives from management and its own judgment and experience. Deloitte serves at the discretion of our Compensation Committee and our Compensation Committee approves the fees paid to Deloitte.

18 Synchronoss Technologies

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2021, William J. Cadogan (Chair), Thomas J. Hopkins, Peter Berger and Mohan Gyani served as members of our Compensation Committee. None of the members of our Compensation Committee was an officer or employee of our Company at any time during 2021 and none of the members of our Compensation Committee has ever served as an officer of our Company or had any relationship with us requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Business Development Committee
Current Members: Jeffrey G. Miller (Chair) Kristin S. Rinne Stephen G. Waldis Mohan S. Gyani Martin F. Bernstein 0 Meetings in 2021
The current members of our Business Development Committee are: Jeffrey G. Miller (Chair), Kristin S. Rinne, Stephen G. Waldis, Mohan Gyani and Martin F. Bernstein. Mr. Cadogan resigned his position on the Business Development Committee effective March 31, 2022. Mr. Baker resigned his position on the Business Development Committee effective June 30, 2021. Mr. Hopkins resigned his position on the Business Development Committee effective August 5, 2021. Mr. Miller, Mr. Gyani and Mr. Bernstein joined the Business Development Committee on August 5, 2021. All members of our Business Development Committee other than Mr. Waldis and Mr. Miller are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Business Development Committee did not meet in 2021. Our Business Development Committee reviews certain strategic business development and growth opportunities and recommends those that it determines are in line with our short-term and long-term strategic goals. Our Business Development Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

Synchronoss Technologies 19

Nominating/Corporate Governance Committee
Current Members: • Kristin S. Rinne (Chair) • Laurie L. Harris 1 Action by Unanimous Written Consent in 2021
The current members of our Nominating/Corporate Governance Committee are: Kristin S. Rinne (Chair) and Laurie L. Harris. Frank Baker and Peter Berger resigned from the Board of Directors and Nominating/Corporate Governance Committee effective June 30, 2021. Thomas J. Hopkins resigned from the Board and all committees effective August 5, 2021, and William Cadogan resigned from the Board effective March 31, 2022, and all committees. Ms. Rinne and Ms. Harris joined the Nominating/Corporate Governance Committee in March 2022. Our Nominating/Corporate Governance Committee did not meet in 2021 and acted by unanimous written consent once. All members of our Nominating/Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition, our Nominating/Corporate Governance Committee:

• reviews and reports to our Board on a periodic basis with regard to matters of corporate governance;

• recommends qualified candidates to our Board for election as our directors, including the directors our Board proposes for election by the stockholders at the Annual Meeting and directors nominated by our stockholders;

• reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies and on matters relating to the practices of directors and the functions and duties of the various Board committees;

• develops and implements our Board’s annual self-assessment process and works with our Board to implement improvements in their effectiveness;

• reviews succession plans periodically with our CEO relating to positions held by elected corporate officers;

• reviews and makes recommendations to our Board regarding the size and composition of our Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board and our business; and

• establishes and periodically reviews stock ownership guidelines for our executive officers and directors.

Our Nominating/Corporate Governance Committee charter can be found on the Investor Relations section of our website at www.synchronoss.com.

Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board. Consideration of new director candidates typically involves a series of committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of our Board or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided those proposals meet the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws, and are accompanied by certain required information about the candidate in accordance with our amended and restated bylaws and organizational documents. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates. Stockholders may contact the Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposal, see “Stockholder Proposals for the Next Annual Meeting.”

In considering nominees for our Board, our Nominating/Corporate Governance Committee considers each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long-term interests. These factors, along with others considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board may change from time to time to take into account changes in our business and other trends and the portfolio of skills and experience of current and prospective directors. Although we have not adopted a formal policy, our Nominating/Corporate Governance Committee is committed to considering a diverse slate of candidates in identifying director nominees or in searching for new directors.

20 Synchronoss Technologies

Committee Determines Desired Criteria and Experience
Candidates Identified by Search Firm, Directors or Stockholders
Committee Evaluates Individual Candidates Against Selection Criteria
Committee and Other Board Members Interview the Candidates
Committee Discusses Each Candidate, Evaluates Potential Contributions to the Board and Makes a Recommendation
The Board Votes to Elect the Director Candidate
Director Identification and Selection Process

Synchronoss Technologies 21

Meet our Executive Officers
Information about our Executive Officers
The following table sets forth the name, age and position of each of our executive officers as of      , 2022.
Jeffrey Miller Age 58 Current Positions • President, Chief Executive Officer and Director
Jeffrey Miller has served as our President, Chief Executive Officer and a Director since March 2021, after holding the position of interim President and Chief Executive Officer since September 2020. Mr. Miller joined Synchronoss as Chief Commercial Officer in October 2018. Mr. Miller previously served as President of IDEAL Industries Technology Group from December 2017 to October 2018. Prior to IDEAL, Mr. Miller held several senior sales and operations positions at Motorola during a 16-year tenure, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC. Mr. Miller received a degree in business from Miami University of Ohio and a master’s degree in Business Administration from The Ohio State University. Our Board believes Mr. Miller’s qualifications to sit on our Board include his broad experience in the software and services industry and his experience with our Company.

Taylor C. Greenwald Age 54 Current Positions • Executive Vice President, Chief Financial Officer
Taylor Greenwald joined Synchronoss as Executive Vice President, Chief Financial Officer on November 1, 2022. Prior to joining Synchronoss, Mr. Greenwald was Senior Vice President Finance and Chief Financial Officer of the Web Presence business of Endurance International Group from February 2019 until its acquisition by Clearlake Capital in 2021. Prior to Endurance, Mr. Greenwald worked nineteen years at Convergys Corporation in a variety of roles, most recently as Senior Vice President Finance and Chief Accounting Officer from 2012 until January 2019, when he left in conjunction with its acquisition by Synnex Corporation. Mr. Greenwald received a Bachelor of Industrial Engineering from the Georgia Institute of Technology in 1990 and a Master of Business Administration degree from Massachusetts Institute of Technology Sloan School of management in 1996

Christopher Hill Age 51 Current Positions • Executive Vice President, Chief Commercial Officer
Christopher Hill has been with Synchronoss since January 2018. He was promoted to Executive Vice President of Products in May 2020, Executive Vice President, Products and Sales in December 2020 and in October 2021 was named our Chief Commercial Officer. Prior to joining Synchronoss, Mr. Hill was President of Tsunami AR/VR from 2016 to 2018 and President of OpenPeak from 2014 to 2016. Prior to that position, Mr. Hill spent 17 years at AT&T in various positions, ultimately as a Senior Vice President of Advanced Solutions. Mr. Hill received a bachelor’s degree in Economics from the University of Virginia and completed the General Management Program at Harvard Business School.

22 Synchronoss Technologies

Patrick J. Doran Age 49 Current Positions • Executive Vice President, Chief Technology Officer
Patrick J. Doran has served as our Executive Vice President, Chief Technology Officer since January 2007. Prior to that position, Mr. Doran served in various positions, including Vice President of Research & Development and Chief Architect since joining our Company in 2002. From 2000 to 2002, Mr. Doran was a Senior Development Engineer at Agility Communications, a member of the technical staff at AT&T/Lucent from 1996 to 2000 and a Software Engineer at General Dynamics from 1995 to 1996. Mr. Doran received a bachelor’s degree in computer and systems engineering from Rensselaer Polytechnic Institute and a master’s degree in Systems and Industrial Engineering from Purdue University.

Louis W. Ferraro Jr. Age 65 Current Positions • Executive Vice President Financial Operations, Chief Human Resources Officer
Louis W. Ferraro Jr. joined Synchronoss in 2018 and currently services as Executive Vice President Financial Operations and Chief Human Resources Officer. Prior to joining Synchronoss Mr. Ferraro was a business consult for Populus Group supporting Comcast Corporation. From 2014 through 2016, he was the Chief Operating Officer and Chief Financial Officer of BrandYourself.com, Inc. where he led the finance and operations team during a period of intense growth. From 2010 to 2014, Mr. Ferraro served as Chief Financial Officer of AWI/iMobile as well as Chief Executive Officer of the Magicpins.com business unit. From 2008 to 2019 he served as the Chief Financial Officer of Vitaltrax.com. From 2004 to 2008, Mr. Ferraro was a senior vice president for IDT where he founded TuYo Mobile, a wireless MVNO. From 1991 to 2004, he held various positions with AT&T Mobility and prior to that he held various finance and operations positions at Verizon Wireless. Mr. Ferraro graduated with a Bachelor of Science degree from Montclair State University and earned is CPA in New Jersey.

Christina B. Gabrys Age 41 Current Positions • Senior Vice President, Chief Legal Officer, Secretary
Christina B. Gabrys joined Synchronoss in 2016 and has held various positions in the legal department since that time. She was promoted to Senior Vice President, Chief Legal Officer and Secretary in July 2021. Prior to joining Synchronoss, Ms. Gabrys was counsel for Openwave Messaging from 2013 through 2016. From 2007 through 2013, Ms. Gabrys was an associate at a litigation boutique firm. She holds a Bachelor of Arts in Philosophy, History and Communications from Cornell College, a Juris Doctorate from the University of Illinois College of Law and a Master of Law in International Commercial Law from the University of Nottingham.

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Director Compensation
This section provides information regarding the cash & equity compensation policies and the compensation provided to our directors in 2021.
Non-Employee Director Compensation Program
Each member of our Board who is not an employee of our Company is entitled to the following compensation pursuant to our non-employee director compensation program:
Compensable Position / Event	Compensation
Initial Equity Grant	Non-qualified stock option to purchase 30,000 shares(1)
Annual Cash Retainer	$50,000
Annual Equity Grant	Equity awards with an aggregate grant date fair value of $200,000 60% in restricted shares(1) 40% in the form of a non-qualified stock option(1)
Committee Chairperson Retainer	$20,000 (Audit) $15,000 (Compensation) $10,000 (Nominating/Corporate Governance) $10,000 (Business Development)
Committee Member Retainer	$10,000 (Audit) $7,500 (Compensation) $5,000 (Nominating/Corporate Governance) $5,000 (Business Development)
(1)	Options and restricted shares vest one-third in three equal installments on the anniversary date of the grant date.
Our Compensation Committee annually reviews the amounts awarded under our non-employee director compensation program based on their analysis of the competitive range of the equity granted to directors at our peer group companies and other publicly available information. In 2021, due to the limited availability of shares in our 2015 Equity Incentive Plan, the Board voluntarily agreed to reduce their equity compensation to $160,000. The actual number of restricted shares and shares of underlying stock options is determined based on the grant date fair value of the equity awards, with the Board agreeing to the value of the options being granted at 100% of value on grant date. The stock options have an exercise price equal to the closing price reported on Nasdaq of our Common Stock on the grant date. The annual retainer fees are paid to our directors quarterly at the beginning of each quarter. In addition, we currently have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at our Board and Committee meetings. With respect to any director who has at least ten years of service as a director with the Company, in the event the director leaves the Company (other than for cause) or dies, any unvested equity is accelerated provided however, any vested options shall be required to be exercised within ninety days of the director’s last day as a director of the Company.
Executive Chair Compensation
As Executive Chair, Stephen G. Waldis received a base salary of $300,000 in 2021. Mr. Waldis did not receive any cash incentive bonus in 2021. Mr. Waldis did receive an equity grant in 2021 as described below. In addition, Mr. Waldis received a 401(k) match.
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The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during 2021. Mr. Miller, our current Chief Executive Officer and President, was appointed a director of our Company in March 2021 and does not receive additional compensation for his service as a director. Mr. Miller is not included in the table below.
Name*	Fees Earned or Paid in Cash ($)	All Other Compensation	Stock Awards(1) ($)	Option Awards(2) ($)	Total(3) ($)
Stephen G. Waldis	$300,000	$4,500(3)	$122,533	$50,054	$477,087
William J. Cadogan(4)	$80,000	-0-	$96,000	$33,368	$209,368
Mohan Gyani	$62,500	-0-	$96,000	$33,368	$191,868
Laurie Harris	$72,082	-0-	$96,000	$33,368	$201,450
Thomas J. Hopkins(5)	$47,710	-0-	$96,000	$33,368	$177,078
Kristin S. Rinne	$69,167	-0-	$96,000	$33,368	$198,535
Robert Aquilina(6)	$25,000	-0-	$96,000	$33,368	$154,368
Peter Berger(6)(7)	$62,250	-0-	$96,000	$33,368	$191,618
Frank Baker(6)(7)	$62,250	-0-	$96,000	$33,368	$191,618
Martin F. Bernstein(8)	$31,250	-0-	$0	$50,771	$82,021
(1)
The amounts in this column reflect the aggregate grant date fair value of the stock awards computed in accordance with FASB ASC Topic No. 718. See Footnote 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in estimating the fair value of our stock awards.

(2)
The amounts in this column reflect the aggregate grant date fair value of the stock options computed in accordance with FASB ASC Topic No. 718. See Footnote 2 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in estimating the fair value of our stock option awards.

(3)
Due to the limited availability of shares in our 2015 Equity Incentive Plan in 2021, the Board voluntarily agreed to reduce their equity compensation to an aggregate amount of $160,000 split as set forth in the table able.

(3)	Reflects amounts paid for 401(k) Company match.
(4)
Mr. Cadogan resigned from the Board effective March 31, 2022. Upon his resignation, the Board accelerated vesting of his unvested options and restricted stock pursuant to the Company policy with regard to directors with greater than ten years service.

(5)
Mr. Hopkins resigned from the Board effective August 5, 2021. Upon his resignation, the Board accelerated vesting of his unvested options and restricted stock pursuant to the Company policy with regard to directors with greater than ten years service.

(6)	Each of Messrs. Aquilina, Baker and Berger resigned from the Board effective June 30, 2021.
(7)	Each of Messrs. Baker and Berger assigned their compensation to Siris Capital Group.
(8)	Mr. Bernstein was appointed to the Board on July 12, 2021.
Director Stock Ownership Guidelines
We have established stock ownership guidelines for our directors to retain an equity stake in the Company to more closely align their interests with those of our stockholders. Each director is required to own the number of shares of our Common Stock with a value equal to three times the annual cash retainer for service on our Board. Ownership is calculated annually based on the closing sales price of our Common Stock on Nasdaq for the last trading day in the prior year. Any newly elected director has three years from the date of his or her election to achieve the targeted equity ownership level. As of December 31, 2021, each of our directors, owned at least the number of shares of our Common Stock required by these guidelines based on the price of our Common Stock on such date or were within their 3-year accumulation period.
Limitation of Liability and Indemnification
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to (i) enter into indemnification agreements with our directors and officers and (ii) purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers. The form of indemnification agreement with our directors provides that we will indemnify each director against any and all expenses incurred by that director because of his or her status as one of our directors, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, but subject to various
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exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding. Our restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•
for any breach of a director’s duty in respect of unlawful payments of dividends or stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law and the breach of a director’s duty of loyalty to us or our stockholders;

•	for any transaction from which the director derives any improper personal benefit; and
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.
Our restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of our restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.
Compensation Risk Management Considerations
Each year, our Compensation Committee reviews our compensation practices and policies for all employees, including our NEOs, and assesses whether they have the potential to incentivize employees taking risks that are reasonably likely to have a material adverse effect on our Company. Since our annual performance-based bonus and equity programs are designed to align our employees’ compensation with both our short- and long-term business objectives and performance, and therefore enhance stockholder value, our Compensation Committee believes that our compensation practices and policies discourage behavior that leads to excessive risk-taking. Therefore, our Compensation Committee believes our practices and policies will promote balanced risk management and are not likely to have a material adverse effect on our Company. Set forth below are the key risk-balancing elements of our compensation practices and policies:
Financial Performance Measures
The ranges set for financial performance measures are designed to reward success without encouraging excessive risk taking. Pursuant to our performance-based equity plan, the number of performance-based restricted cash units or shares to be issued is based on our financial performance over a specific period. There are maximum payouts under our cash incentive plan and the performance-based restricted cash units or shares, which help mitigate risk.

Equity Vesting Periods
Time-based restricted shares typically vest over three years, while stock options typically vest over four years. The performance-based restricted cash units or shares are earned and vest upon determination of the achievement of our performance metrics established for the performance period. The vesting of the equity awards is designed to reward continued service with us, increases in our stock price and achievement of corporate goals designed to enhance stockholder value.

Equity Retention Guidelines
All executive officers are required to acquire within five years of becoming an executive officer, and hold while they are executive officers, shares (vested and unvested) having a value of at least three times, or five times in the case of our CEO, their respective base salaries.

No Hedging
Our employees, including our NEOs and all other officers, directors and their designees, are not permitted to enter into any transaction designed to hedge or offset any decrease in the market value of our securities, or having the effect of hedging or offsetting the economic risk of owning our securities that have been granted to the officer or director as compensation or held directly or indirectly by the employee or director.

Recoupment and Related Policies
As part of our Workplace Code of Ethics and Business Conduct, we will investigate all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior or failure to act is found to have occurred, we will take appropriate action up to and including termination. If an investigation uncovers that an individual has committed fraud or other improper acts that causes our financial statements to be restated or otherwise affected, our Board has discretion to take immediate and appropriate disciplinary action with respect to that individual up to and including termination. Our Board also has discretion to pursue whatever legal remedies are available to prosecute that individual to the fullest extent of the law and may seek to recoup or recover any amounts that he or she inappropriately received as a result of his or her improper actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received that amount had the improper action not been taken.

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Compensation of Executive Officers
Compensation Discussion and Analysis
This section discusses our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for our Named Executive Officers (our “NEOs”) for the fiscal year ended December 31, 2021. The table below sets forth our NEOs for 2021:
Named Executive Officer	Title as of December 31, 2021
Jeffrey Miller	Chief Executive Officer and President
Taylor Greenwald(1)	Executive Vice President, Chief Financial Officer
Patrick Doran	Executive Vice President, Chief Technology Officer
Christopher Hill(2)	Executive Vice President, Chief Commercial Officer
Louis Ferraro(3)	Executive Vice President Financial Operations and Chief Human Resources Officer
Ronald Prague(4)	Former Chief Legal Officer
David Clark(5)	Former Chief Financial Officer
(1)	Mr. Greenwald was appointed as our Executive Vice President Chief Financial Officer on November 1, 2021.
(2)	Mr. Hill was named our Chief Commercial Officer in October 2021. Prior to October 2021, Mr. Hill served as our Executive Vice President of Products and Sales.
(3)
Mr. Ferraro was named our Executive Vice President Financial Operations and Chief Human Resources Officer on November 1, 2021. Prior to that, he served as our Acting Chief Financial Officer from August 5, 2021 until November 1, 2021. Prior to serving as Acting Chief Financial Officer he served as Executive Vice President Financial Operations and Chief Human Resources Officer.

(4)	Mr. Prague left his position as our Chief Legal Officer, effective as of July 27, 2021, and is no longer employed by the Company.
(5)	Mr. Clark left his position as our Chief Financial Officer, effective as of August 9, 2021, and is no longer employed by the Company.
Executive Summary
Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess the diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. Our executive compensation programs are designed to foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. To provide for this alignment of interests, our compensation programs provide that over 90% of our CEO’s and an average of approximately 76% of our NEOs’ targeted compensation is tied to long-term, equity-based incentives. By tying a majority of our NEOs’ targeted compensation to equity-based incentives, our common stock’s value needs to increase in order for our NEOs to realize any value related to our Company’s stock options or increase in value related to our restricted shares or cash units. Moreover, our Company needs to hit certain financial and strategic metrics in order for our NEOs to vest in the shares underlying our performance-based restricted shares or cash units. To further provide for performance-based equity awards, 100% of the total 2021 equity grants to each of our NEOs, other than our CEO, are either options to purchase our common stock, restricted shares of our common stock, or cash units subject to performance-based vesting. Accordingly, we believe that the compensation of our NEOs is both appropriate for, and responsive to, the goal of maximizing stockholder value, as the majority of each NEO’s compensation is allocated to performance-based incentives.
2021 Executive Leadership Transition
On July 27, 2021, Ronald Prague left his position as our Executive Vice President, General Counsel, Chief Legal Officer and Secretary to the Company. He remained an employee of the Company through September 2, 2021. In connection with his departure, we entered into a separation agreement with Mr. Prague. See Management Changes-Named Executive Officer Separation Agreements. Christina Gabrys was appointed as our Chief Legal Officer in July 2021, after serving in various positions in our legal department since 2016.
On June 16, 2021 David Clark entered into a Transition and Separation Agreement, under which he continued to perform the duties of the Chief Financial Officer of the Company until August 9, 2021. See Management Changes-Named Executive Officer Separation Agreements. Louis Ferraro served as Acting Chief Financial Officer from August 5, 2021 until Taylor Greenwald joined the Company on November 1, 2022 as our Executive Vice President Chief Financial Officer.
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2021 Compensation Program Highlights
Our executive compensation program is designed to attract, retain and motivate high-quality executives and drive the creation of long-term stockholder value by tying a significant portion of our executives’ compensation to Company and individual performance. Our compensation philosophy and programs are designed to achieve the following objectives:
Pay for Performance
Provide a strong relationship of pay to performance through:
• Performance-based cash bonus tied primarily to achievement of corporate short-term financial goals and individual performance.
• Long term incentive awards that deliver value based on the performance of our Common Stock and the achievement of pre-determined, objective financial and business goals.

Emphasis on Variable Compensation
• Total compensation is heavily weighted toward incentive compensation (i.e., annual cash bonuses and long-term equity incentives).
• Annual performance-based cash bonuses focus our NEOs on key short-term financial, strategic, and individual goals.
• Long-term incentives focus our NEOs on sustainable, long-term stockholder value creation. The value realized by our NEOs depends substantially on our long-term performance, achievement of our financial and strategic goals and the value of our Common Stock, which we believe aligns our NEOs’ interests with the long-term interests of our stockholders.

Fixed Compensation Component
Provide base salary based on our Compensation Committee’s general understanding of current competitive compensation practices, our NEO’s role and responsibilities, length of tenure, internal pay equity, and individual and Company performance.

The following highlights some of the key components of our pay for performance policies and practices:
At-Risk Compensation	A majority of the compensation of our CEO and our other NEOs is “at-risk” and tied to Company performance over the short- and/or long-term.
Incentive Award Metrics	Objective incentive award metrics tied to key Company performance indicators are established and approved at the beginning of the performance period.
Performance Long-Term Incentives
The number of performance-based restricted cash units or shares earned is based on our financial performance over a specified period, aligning our NEOs’ interests with the long-term interests of our stockholders.

Time-Based Equity Vesting	Equity awards subject to time-based vesting vest ratably over three years to promote retention.
Stock Ownership Guidelines	Maintain stock ownership guidelines to support the alignment of interests between our NEOs and stockholders.
No Hedging	Prohibition on hedging exposure of, or direct interest in, our Common Stock.
No Pledging	Prohibition on pledging our Common Stock.
Recoupment and Related Policies
Investigation of all reported instances of questionable or unethical behavior of a director, NEO or other employee and, where improper behavior or failure to act is found to have occurred, we will take appropriate action up to and including termination. Our Board has discretion to pursue whatever legal remedies are available to prosecute that individual to the fullest extent of the law and may seek to recoup or recover any amounts that he or she inappropriately received as a result of his or her improper actions, including but not limited to any annual or long term incentives that he or she received to the extent the individual would not have received that amount had the improper action not been taken.

Our Compensation Committee oversees the design and administration of the compensation of our NEOs and certain other executive officers, with an enhanced focus on the individual compensation of our NEOs. For 2021, our CEO assessed the performance of our NEOs (other than himself), consulted with other members of management, including our Executive Chairman and our compensation consultant, and made recommendations to our Compensation Committee regarding the amount and the form of the compensation of our NEOs and other key employees, including the performance goals, weighting of goals, and equity compensation awards of our NEOs. Our CEO was not present during discussions regarding his compensation.
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2021 Executive Compensation Program
Cash Incentive Compensation
For our NEOs’ Annual Cash Incentive Bonuses in 2021, our Compensation Committee approved the following metrics:
•	30% based on revenue for 2021;
•	30% based on adjusted EBITDA for 2021; and
•	40% based on operating cash flow for 2021.
Long-Term Incentive Compensation
Each year, our Compensation Committee may award time-based vesting restricted shares, stock options and/or performance-based restricted cash units or shares to our NEOs as the long-term incentive component of their compensation. The annual mix and number, if any, of stock options, performance-based restricted cash units or shares and time-based vesting restricted shares granted to our NEOs are based on our Compensation Committee’s general understanding of pay practices for equivalent positions in our peer group, as well as published survey data for comparable roles at companies of a similar financial size in the same industry, our CEO’s recommendations (except for his own equity grants) and other factors it deemed appropriate. In 2021, our Compensation Committee granted time-based vesting stock options, performance-based restricted cash units and time-based vesting restricted shares to our NEOs except that Mr. Greenwald, who joined in November 2021, did not receive any performance-based restricted cash units.
2021-2023 Performance-Based Restricted Cash Units
Our 2021 long-term equity incentive plan was designed to reward financial and strategic performance during a three-year period from 2021 through 2023, and the restricted cash units granted under the long-term incentive plan (the “2021-2023 Performance Units”) are earned and vest, subject to the Company’s achievement of pre-determined performance criteria during that period. Our NEOs are required to remain employed by our Company through February 2024 in order to vest in the cash units. Our Compensation Committee approved the following performance metrics for the 2021-2023 Performance Units:
•	One-third are earned based on the revenue in the three-year period of 2021 to 2023;
•	One-third are earned based on the adjusted EBITDA in the three-year period of 2021 to 2023; and
•	One-third are earned based on the total shareholder return of the Company’s common stock on NASDAQ in 2021-2023 compared to those companies that are listed on the Russell 2000 index (“TSR”).
Shareholder Feedback
At our 2021 Annual Meeting of Stockholders, approximately 87% of the shares voted were cast in favor of the advisory vote on executive compensation. We continuously strive to improve the level of stockholder support for our executive compensation program. Our Compensation Committee evaluates our executive compensation program each year with the goal of ensuring it is in line with our stockholders’ interests. We encourage stockholders to take into account the continuous changes to our executive compensation program in considering the advisory vote presented below including adding new metrics to both our short-term and long-term compensation plans, and adding non-financial metrics to our short-term incentive plan.
Compensation Consultant
Our Compensation Committee’s compensation consultant, Deloitte Consulting LLP (“Deloitte”), generally attends regular Compensation Committee meetings and meets with our Compensation Committee without management present. Deloitte has been our compensation consultant since 2013. When making decisions with respect to compensation matters and to gain a better understanding of the competitive landscape, our Compensation Committee considers various analyses prepared by Deloitte, along with information it receives from management and its own judgment and experience.
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Peer Group
Our Compensation Committee generally reviews executive compensation survey and proxy data from technology companies that have similar software/services business models or operate in the mobile networking space, are of similar financial size and are representative of the organizations with which we compete with for our executive talent. Our Compensation Committee, based in part on advice from Deloitte, identified and approved the following companies that fit some or all of these criteria as our peer group for purposes of assisting in benchmarking our 2021 executive compensation decisions:
8x8 Inc.	Jamf Holding Corp.	PROS Holding, Inc.
Alarm.com Holdings, Inc.	Limelight Networks, Inc.	Q2 Holdings, Inc.
Benefitfocus, Inc.	LivePerson, Inc.	QAD, Inc.
Bottomline Technologies, Inc.	Medallia, Inc.	Sumo Logic, Inc.
Box, Inc.	MicroStrategy Incorporated	Tucows, Inc.
Commvault Systems, Inc.	Mimecast Limited	Upland Software
Cornerstone OnDemand, Inc.	Progress Software Corporation	Workiva, Inc.
Domo, Inc.	SPS Commerce, Inc.
Our Compensation Committee reviewed the companies in our 2021 peer group in early 2022 in connection with its determination of the companies in our peer group for 2022 executive compensation decisions and, in consultation with Deloitte, and determined that no changes were necessary. We believe the peer group utilized for purposes of 2022 executive compensation decisions is representative of companies that we compete with for executive talent. When making compensation decisions for our NEOs, our Compensation Committee also reviews published survey and peer group compensation data for other software/services companies or companies that operate in the same space as our Company. Competitive market practices are an important factor in our Compensation Committee’s decision-making process, although its decisions are not entirely based upon these factors. Rather, our Compensation Committee reviews and considers the peer group and other survey data to obtain a general understanding of current competitive compensation practices. Additionally, reviewing the peer group and survey compensation data enables our Compensation Committee to accomplish our goal of paying our NEOs what is appropriate and necessary to attract and retain qualified and committed executives while incentivizing achievement of our corporate goals and conserving cash and equity.
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Principal Elements of Compensation
Our executive compensation program has the following principal elements: base salary, annual cash incentive bonuses, long-term incentive awards, severance and change in control benefits. For base salary, annual cash bonuses and long-term incentive awards for our executive officers, our Company’s compensation philosophy generally is to evaluate individual experience and contribution, as well as corporate performance, and then consider competitive market analysis. The markets we are serving are narrow and highly competitive for large-scale implementations leveraging unique technologies. With respect to all compensation components, we generally use the median compensation of our peer group and the markets for which we compete for talent as the starting point for the compensation decision making process. We seek to drive our Company to over-perform the market in the long term, and we believe that to ensure an appropriate pay-for-performance alignment, it may be appropriate for our Compensation Committee to approve compensation levels for individual executives that may be above or below target pay for similar positions based on experience, individual contribution and corporate performance. Additionally, our Compensation Committee may exercise discretion to issue one-time equity awards where appropriate to ensure alignment with key strategic business initiatives. The following table describes the primary compensation elements used by our Company and the objectives of each element:
Base Salary
Objective:

Our Compensation Committee sets base salaries with the intent to attract and retain NEOs, reward satisfactory performance and provide a minimum, fixed level of cash compensation to compensate NEOs for their day-to-day responsibilities.

Key Features:

• NEO base salaries are initially determined as a result of negotiation between the executive and our management in consultation with, and subject to the approval of, our Compensation Committee.

• Our Compensation Committee reviews base salaries annually and has discretion to provide increases based on our Compensation Committee’s understanding of current competitive pay practices, promotions, our CEO’s recommendation (except for his own salary), changes in responsibilities and performance, annual budget for increases, our overall financial and operational results, the general economy, length of tenure, internal pay equity and other factors our Compensation Committee deems appropriate.

Process:

• In February of each year, our CEO recommends base salaries for NEOs other than himself for the following twelve months .

• Our Compensation Committee reviews the proposed base salary changes with input from its compensation consultant.

• Our Compensation Committee approves annual base salaries for our NEOs and reports the salaries to our full Board.

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Annual Cash Incentive Bonus
Objective:

Annual cash incentive bonuses are awarded under a performance-based compensation program and are designed to align the interests of our NEOs and stockholders by providing compensation based on the achievement of pre-established corporate and/or business goals and individual performance.

Key Features:

• Each year, the target bonus for each NEO is set by our Compensation Committee based on each NEO’s employment agreement provisions, our CEO’s recommendation (except for his own target), internal pay equity, our Compensation Committee’s general understanding of current competitive pay practices and other factors it deems appropriate.

• The incentive compensation for our NEOs is based on achievement of certain objective corporate, financial, strategic and individual goals established and approved by our Compensation Committee at the start of the year.

• If we achieve results that are below certain threshold levels, these NEOs receive no cash incentive bonus, while results that are above certain threshold levels result in cash incentive bonuses above target levels.

Process:

• Our Compensation Committee participates in our Board’s review of our annual operating plan in the beginning of the year.

• Our CEO recommends bonus targets as a percentage of base salary for each NEO other than himself.

• Our management recommends financial and other performance measures, weightings and ranges.

• Our Compensation Committee reviews proposed bonus targets, performance measures and ranges provided by management and, with input from its compensation consultant, approves bonus targets, performance measures and ranges that it believes establish appropriately challenging goals.

• After the end of the calendar year, our management presents our Company’s financial results to our Board.

• Our CEO recommends the individual component award for our NEOs other than himself.

• Our Compensation Committee reviews the results and determines whether to make any adjustments to the recommendations and then approves each NEO’s bonus award.

• Our Compensation Committee reports bonus award determinations to our full Board.

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Long-Term Incentive Awards
Objectives:

Our Compensation Committee structures long-term incentive awards with the goal of aligning our NEOs’ interests with those of our stockholders, support retention and motivate NEOs to achieve our financial, strategic and operational goals. Long-term incentive awards include stock options and time-based and performance-based restricted cash units or shares.

Key Features:

• Our Compensation Committee grants stock options and time-based vesting restricted shares and performance-based restricted cash units to our NEOs with the grant date fair value based on our Compensation Committee’s general understanding of current competitive pay practices, our CEO’s recommendation (except for his own awards), input from our compensation consultant, internal pay equity, evaluation of each NEO’s performance, and other factors our Compensation Committee deems appropriate.

• Our Compensation Committee allocates long-term incentive awards among stock options, time-based vesting restricted shares and performance-based restricted cash units based on grant date fair value (with vesting terms that generally extend up to four years) with the intent to provide NEOs with a balanced retention and performance opportunity and to closely align our NEOs’ long-term objectives with those of our stockholders.

• In 2021, our Compensation Committee again decided to grant performance-based restricted cash units rather than shares and retained the discretion to settle the cash units in either cash or shares of our Common Stock upon vesting to protect against potential dilution. Each performance-based restricted cash unit has a target number of cash units to be earned following completion of a specific performance period based on the achievement of certain pre-established Company performance objectives. These performance-based restricted cash units will be earned upon the completion of the specific performance period if the relevant performance objectives are achieved and typically vest based on continued service after a three-year period. At the time that each performance-based restricted cash unit vests, our Compensation Committee has discretion to either (i) pay cash equal to the product of the closing price of our Common Stock multiplied by the number of cash units that vested or (ii) issue one share of our Common Stock for each performance-based restricted cash unit.

Process:

• In the first fiscal quarter, our CEO recommends grant date fair value of awards for executives other than himself.

• Our Compensation Committee reviews proposed performance measures and ranges provided by management and competitive market data from our peer group and, with input from its compensation consultant, approves performance measures and ranges that it believes establish appropriately challenging goals.

• Our Compensation Committee approves the number of time-based stock options and the target number of time-based restricted shares and performance-based restricted cash units granted to our NEOs.

• Our Compensation Committee reports equity award determinations to our full Board. At the end of the relevant performance period, our Compensation Committee reviews the Company’s financial performance for the relevant performance period and determines the amount of earned cash units that are subject to performance-based vesting.

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Severance and Change in Control Benefits
Objective:

Severance and change in control benefits are included in each NEO’s employment agreement or employment plan in order to promote stability and continuity of our senior management team in the event of a potential change in control and/or an involuntary termination. Our Compensation Committee believes these provisions help to align our NEO’s interests appropriately with those of our stockholders in these scenarios.

Key Features:

• Events triggering payment require a termination of an NEO’s employment by our Company without cause or by an NEO for good reason. NEOs are entitled to enhanced benefits if the qualifying termination occurs during a specified period following a change in control (i.e., double-trigger).

• Change in Control benefits do not include any tax gross-ups.

• Our Compensation Committee has determined these termination-related benefits are appropriate to preserve productivity and encourage retention in the face of potentially disruptive circumstances. These arrangements also include restrictive covenants that help protect our Company from competition and solicitation of employees and customers.

• Each NEO will only be eligible to receive severance payments if he or she signs a general release of claims against our Company following an eligible termination.

Chief Executive Officer Compensation
Mr. Miller’s base salary is $500,000. Mr. Miller received no additional equity in 2020 other than the equity he received as Chief Commercial Officer. Effective March 2021, Mr. Miller was appointed as our President and CEO. In addition to the long-term incentive grants made to all NEOs and discussed in this Compensation Discussion and Analysis section, on March 8, 2021 Mr. Miller received a special grant of 455,695 performance based cash units which are earned and vest in 2023, subject to the Company’s certain performance criteria through that period.
Pay Mix
In keeping with our results-driven culture, our Compensation Committee expects our NEOs to deliver superior performance in a sustained fashion and believes that a substantial portion of their overall compensation should be at-risk and tied to our short- and long-term performance. As shown below, approximately 89% of Mr. Miller, our CEO’s targeted compensation and an average of approximately 77% of the targeted compensation of our other NEOs for 2021 was tied to long-term term incentives2, 3.

[2]	Not including Mr. Greenwald who did not receive a NEO grant
[3]
For the purposes of this calculation we did not include Mr. Prague and Mr. Clark as they were no longer employed by the Company on December 31, 2021. For further disclosure on their compensation please see Management Changes-Named Executive Officer Separation Agreements below.

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2021 Compensation Decisions
In determining the criteria for our NEOs’ incentive compensation, our Compensation Committee considers a variety of factors, including alignment of our NEOs’ compensation with our stockholders’ returns, and from time to time may adjust these factors or performance metrics based on our Company’s transactions or the occurrence of unknown or unexpected events during the applicable measurement period. On the corporate level, our Compensation Committee selected revenue, adjusted EBITDA and operating cash flow as metrics that our Compensation Committee believes appropriately value our Company on both a short- and long-term basis and are targeted to emphasize strong growth on gross revenue while also managing our earnings per share. We believe several of these are also the key metrics we believe our stockholders use in their evaluation of our Company. As a result, our NEOs are focused on growing revenue, adjusted EBITDA, total shareholder return and operating cash flows, which we believe is aligned with our stockholders’ perspective on our Company’s ability to grow and succeed on the short- and long-term.
Base Salary
Base salaries for our NEOs are reviewed and may be adjusted annually. Base salaries may also be adjusted during the year upon promotion or based on internal equity or external market conditions. Our Compensation Committee makes these decisions after reviewing the recommendation of our CEO (except as it concerns his own salary) and consulting with our compensation consultant.
In 2021, Chris Hill received an increase in his base salary from $350,000 to $385,000, Mr. Ferraro received an increase in his base salary from $307,500 to $350,000 during the period when he was acting Chief Financial Officer and a decrease in his base salary effective December 1, 2021 to $325,000, and Patrick Doran received an increase in his base salary from $357,410 to $364,558. The table below sets forth each of our NEOs’ 2021 base salary as of December 31, 2021.
Name	Base Salary As of December 31, 2021
Jeffrey Miller	$500,000
Taylor Greenwald	$390,000
Christopher Hill	$385,000
Patrick Doran	$364,558
Louis Ferraro Jr.	$325,000
David Clark	N/A(1)
Ronald Prague	N/A(2)
(1)
On August 9, 2021, Mr. Clark left his position as our Chief Financial Officer, and his employment terminated on August 9, 2021 in accordance with the terms of his employment agreement. His base salary in effect at the time his employment terminated was $391,000

(2)
On July 27, 2021, Mr. Prague left his position as our Chief Legal Officer, and his employment terminated on September 2, 2021 in accordance with the terms of his employment agreement. His base salary in effect at the time his employment terminated was $350,000.

2021 Annual Cash Incentive Bonus Compensation
Our Annual Cash Incentive Bonus Compensation Program promotes our pay-for-performance philosophy by providing all executives and other management-level corporate employees with direct financial incentives in the form of annual cash awards for achieving Company, business and individual performance goals.
Target Percentage
Our Compensation Committee sets each NEO’s individual target cash incentive amount (expressed as a percentage of base salary) based on its general understanding of competitive pay practices, our CEO’s recommendation (except with respect to his own target), its consultation with our compensation consultant, and other factors it deems appropriate. Based on its review of these factors, in March 2021, our Compensation Committee kept the target bonus percentage of each of our NEOs at the same level as in 2020.
Mr. Prague and Mr. Clark did not receive 2021 bonuses as they left their positions with the Company prior to the end of 2021; however, they received severance payments upon leaving their respective positions. See Management Changes-Named Executive Officer Separation Agreements.
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The target cash incentive and maximum bonus percentages for each of our other NEOs for 2021 were as follows:
Name	Target Incentive Bonus Percentage	Maximum Bonus Percentage
Jeffrey Miller	100% of base salary	175% of base salary
Taylor Greenwald(1)	70% of base salary	122.5% of base salary
Christopher Hill(2)	100% of base salary	175% of base salary
Patrick Doran	70% of base salary	122.5% of base salary
Louis Ferraro(2)	50% of base salary	87.5% of base salary
(1)	In 2021 Mr. Greenwald’s cash incentive bonus was pro-rated based on the period he was employed beginning on November 1, 2021 and was guaranteed at no less than his target cash incentive bonus.
(2)	In 2021 Mr. Hill and Mr. Ferraro’s cash incentive bonuses were pro-rated based on the various changes to their base salaries during 2021.
2021 Objectives
For 2021, the cash incentive bonus actually received by each of our NEOs (other than Mr. Greenwald) was determined based on certain corporate objectives.
Our Compensation Committee established (i) revenue, (ii) adjusted EBITDA and (iii) non-GAAP operating cash flow as the corporate components of our 2021 annual cash incentive bonus program, with each of the components weighted as set forth below. We utilize non-GAAP financial measures of adjusted EBITDA and operating cash flow internally in analyzing our financial results and evaluating our ongoing operational performance because they exclude certain non-cash adjustments and non-recurring charges required under GAAP. These metrics were also selected because they are several of the key performance metrics stockholders use in evaluating our Company. In calculating adjusted EBITDA, we add back stock-based compensation expense, acquisition and divestiture related costs, restructuring charges, certain litigation expenses, changes in the contingent consideration obligation, deferred compensation expense related to earn-outs, interest income and expense, provisions or benefits for income taxes, preferred dividend expense, net income or loss attributable to non-controlling interest and depreciation and amortization expense. Operating cash flow is defined as EBITDA less software capitalization, capital expenditures, net bonus accrual, cash taxes and the change in deferred revenue.
Each of the components was assigned a “threshold” level, which is the minimum achievement level that must be satisfied to receive a portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in our NEOs receiving up to 175% of the target amount attributed to that component.
The components of the 2021 cash incentive compensation plan are set forth below:
Corporate Component	Weighting	Threshold 50% payout	100% payout	Maximum 175% payout
Revenue	30%	$275,000,000	$295,000,000	$315,000,000
Adjusted EBITDA	30%	$35,000,000	$50,000,000	$65,000,000
Operating Cash Flow	40%	$2,000,000	$12,000,000	$22,000,000
2021 Corporate Component
In 2021, our revenue was $280,800,000 and therefore, our NEOs received 64.5% payout for this metric. Our adjusted EBITDA for 2021 was $49,400,000, which was 98% of the target adjusted EBITDA and therefore, our NEOs received 98% payout for this metric. Our operating cash flow was $1,490,000, which was below the minimum operating cash flow target and therefore, our NEOs did not receive any payout for this metric.
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As Mr. Prague and Mr. Clark were not employed by our Company on December 31, 2021, neither of them received any cash incentive bonus for 2021. The above calculations resulted in the following payout amounts under the 2021 cash incentive bonus plan for each of our NEOs:
Executive	Target Bonus	Percentage of Target Awarded	Actual Bonus Awarded
Jeffrey Miller	$500,000	48.8%	$244,000
Taylor Greenwald(1)	$45,500	100%	$45,500
Patrick Doran	$255,191	48.8%	$124,533
Christopher Hill(2)	$357,291	48.8%	$174,358
Louis Ferraro(2)	$152,594	48.8%	74,466
(1)	In 2021 Mr. Greenwald’s cash incentive bonus was pro-rated based on the period he was employed beginning on November 1, 2021 and was guaranteed at no less than his target cash incentive bonus.
(2)	In 2021 Mr. Hill and Mr. Ferraro’s cash incentive bonuses were pro-rated based on the various changes to their base salaries during 2021.
2021 Long-Term Incentive Compensation Plan
Our Compensation Committee awarded time-based vesting stock options, time-based restricted shares, and performance-based restricted cash units to our NEOs as the long-term equity incentive component of their compensation, targeting an annual mix with the intent to provide NEOs with a balanced retention and performance opportunity and serve to closely align our NEOs’ long-term objectives with those of our stockholders. The number of shares underlying time-based vesting stock options and the target number of performance-based restricted cash units granted to our NEOs is based on our Compensation Committee’s general understanding of competitive pay practices, our CEO’s recommendation (except with respect to his own awards), consultation with our compensation consultant, and other factors that our Compensation Committee deems appropriate.
Time-Based Stock Options, Time-Based Restricted Shares, and Performance-Based Restricted Cash Units
In February 2021, in consultation with our compensation consultant, our Compensation Committee granted time-based vesting options to purchase shares of our Common Stock (25% of such NEO’s equity award), time-based restricted shares of our Common Stock (25% of such NEO’s equity award), and performance-based restricted cash units (50% of such NEO’s equity award) to each of our NEOs (other than Mr. Greenwald). The time-based vesting stock options vest one-third on each of the first, second and third anniversary of their grant date. The time-based vesting restricted shares vest one-third on each of the first, second and third anniversary of their grant date. The performance-based restricted cash units vest upon the Compensation Committee approving the level of performance against pre-established metrics for such grants, and such approval is expected to occur on or about February 28, 2024. Each component is subject to the NEO remaining employed through the date of such approval in 2024. The time-based vesting helps tie our NEOs’ variable realizable compensation to our performance and further align their interests with those of our stockholders. See “Description of Awards Granted in 2021,” below. In connection with his appointment to CEO, Mr. Miller also received 455,695 performance based cash units, and in connection with his promotion to Acting CFO, Mr. Ferraro also received 20,000 stock options. Mr. Greenwald was not an employee and therefore not a NEO at the time equity was granted to the NEOs; however, Mr. Greenwald was granted 206,711 stock options and 360,000 restricted shares (but no performance based cash units as part of his hiring package. In connection with his promotion to Chief Commercial Officer, Mr. Hill received 33,334 stock options, 33,334 restricted shares of common stock and 66,667 Performance-based Cash Units.
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The following table sets forth the number of performance-based restricted cash units awarded, the number of time-based stock options to purchase shares of our Common Stock, and the number of time-based restricted shares of our Common Stock granted to our NEOs in 2021.
Name	Number of Shares Subject to Options	Number of Shares Subject to Restricted Shares	Number of Performance- Based Restricted Cash Units
Jeffrey Miller	250,948	151,899	759,492
Tayler Greenwald	206,711	360,000	0
Christopher Hill	68,469	68,469	136,937
Patrick Doran	67,568	67,568	135,135
Louis Ferraro	29,730	49,730	59,459
Ronald Prague*	40,541	40,541	81,081
David Clark*	86,486	86,486	172,973
*
As Mr. Clark left his position with the Company in 2021, he will not vest in any of the awards set forth above. Mr. Prague continues to vest in certain of his awards as specified under his Transition and Separation Agreement through the term of his Consultancy Agreement.

Performance-Based Restricted Cash Units
2019-2021 Performance-Based Restricted Cash Units
In April 2019, our Compensation Committee granted 2019-2021 performance-based restricted cash units to our NEOs (other than Mr. Hill, Mr. Ferraro and Mr. Greenwald who were not NEOs on such date) employed as of the grant date. Mr. Prague and Mr. Clark left their respective positions in the Company prior to December 31, 2021 and therefore will not be entitled to any 2019-2021 performance based restricted cash units. The following table sets forth the 2019-2021 performance-based restricted cash units (collectively, the “2019-2021 Performance Units”) awarded to our NEOs:
Name	2019–2021 Target Performance Units	2019 Target Performance Units	2020 Target Performance Units	2021 Target Performance Units
Jeffrey Miller	69,620	23,207	23,207	23,206
David Clark	111,392	37,131	37,131	37,130
The 2019-2021 Performance-Based Restricted Units provide the opportunity to earn the identified performance-based restricted cash units based on the performance of our business during 2019, 2020 and 2021. Our NEOs are required to remain employed by our Company through March 2022 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based restricted cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 40% based on revenue, 40% based on non-GAAP EBITDA and 20% based on a strategic objective established by our Compensation Committee.
For the 2019-2021 period, our Compensation Committee designated “revenue diversity” as the strategic metric which was defined as year-over-year revenue growth for DXP and the internet of things (“IoT”), with the target year-over-year revenue growth of 35%.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below.
As previously disclosed in the Compensation Discussion and Analysis section of our proxy statement for our 2019 and 2020 annual meeting of stockholders, our NEOs earned 20% of the target number of the 2019-2021 Performance Units allocable to 2019 based on
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the Company’s 2019 financial performance and 36% of the target number of the 2019-2021 Performance Units allocable to 2020 based on the Company’s 2020 financial performance. The actual number of 2019-2021 Performance Units earned based on each of our 2019 and 2020 performance is set forth below, which performance units vested in February 2022:
Name	2019–2021 Target Performance Units*	2019 Target Performance Units	Attainment %	Units Earned	2020 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	69,620	23,207	20%	4,641	23,207	36%	8,355
Patrick Doran	69,620	23,207	20%	4,641	23,207	36%	8,355
*	As Mr. Prague’s and Mr. Clark’s respective employments with the Company terminated in 2021, neither of them will vest in any of the 2019-2021 awards.
2021 Performance Period — One-third of the 2019-2021 Performance-Based Restricted Cash Units
In February 2022, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2021 portion of the 2019-2021 Performance-Based Restricted Cash Units:
Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	40%	$291,000,000	$320,000,000	$349,000,000
Adjusted EBITDA	40%	$29,000,000	$38,000,000	$49,000,000
TSR	20%	35th	50th	75th
In 2021, using the same adjustments and calculations as described above under our 2021 cash incentive compensation plan, our NEOs did not receive any portion with respect to the revenue metric and received 200% with respect to the EBITDA metric. With respect to the TSR, based on the same analysis, our TSR was in the 17th percentile, resulting in no payment for this metric. As a result, each NEO received the following payout with respect to our Company’s 2021 performance:
Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$280,800,000	0%	40%	0%
Adjusted EBITDA	$49,400,000	200%	40%	80%
TSR	17th	0%	20%	0%
As a result, our NEOs earned 80% of the target number of the 2019-2021 Performance Units allocable to 2021 based on our Company’s 2021 financial performance. The actual number of 2019-2021 Performance Units earned based on our 2021 performance is set forth below, which performance units shall vest in or about February 2023 provided the NEO remains employed by our Company through such date:
Name	2021 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	23,207	80%	18,566
Patrick Doran	23,207	80%	18,566
2020-2022 Performance-Based Restricted Cash Units
In February 2020, our Compensation Committee granted 2020-2022 performance-based restricted cash units to our NEOs (other than Mr. Greenwald, Mr. Hill and Mr. Ferraro, who were not NEOs on such date) employed as of the grant date. Mr. Prague and Mr. Clark left their respective positions in the Company prior to December 31, 2021 and therefore will not be entitled to any 2020-2022 performance based restricted cash units.
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The following table sets forth the 2020-2022 performance-based restricted cash units (the “2020-2022 Performance Units”) awarded to our NEOs:
Name	2020–2022 Target Performance Units	2020 Target Performance Units	2021 Target Performance Units	2022 Target Performance Units
Jeffrey Miller	110,497	36,832	36,832	36,833
Partick Doran	138,121	46,041	46,040	46,040
*	As Mr. Prague’s and Mr. Clark’s respective employments with the Company terminated in 2021, neither of them will vest in any of the 2020-2022 awards.
The 2020-2022 Performance Units provide the opportunity to earn the identified performance-based restricted cash units based on the performance of our business during 2020, 2021 and 2022. Our NEOs are required to remain employed by our Company through February 2023 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based restricted cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 40% based on revenue, 40% based on non-GAAP EBITDA and 20% based on a strategic objective established by our Compensation Committee. For 2021, our Compensation Committee designated TSR as the strategic metric.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below.
As previously disclosed in the Compensation Discussion and Analysis section of our proxy statement for our 2020 annual meeting of stockholders, our NEOs earned 43.33% of the target number of the 2020-2022 Performance Units allocable to 2020 based on the Company’s 2020 financial performance. The actual number of 2020-2022 Performance Units earned based on the Company’s 2020 performance is set forth below, which performance units will be issued in or about February 2023 provided the NEO remains employed by our Company through such date:
Name	2020–2022 Target Performance Units	2020 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	110,497	36,832	43.33%	15,961
Partick Doran	138,121	46,041	43.33%	11,970
*	As Mr. Prague’s and Mr. Clark’s respective employments with the Company terminated in 2021, neither of them will vest in any of the awards set forth above.
2021 Performance Period — One-third of the 2020-2022 Performance Units
In February 2022, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2021 portion of the 2020-2022 Performance Shares:
Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	33 1∕3%	$291,000,000	$320,000,000	$349,000,000
Adjusted EBITDA	33 1∕3%	$23,000,000	$32,000,000	$41,000,000
TSR	33 1∕3%	35th	50th	75th
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In 2021, using the same adjustments and calculations as described above under our 2021 cash incentive compensation plan, our NEOs did not receive any portion with respect to the revenue metric and received 200% with respect to the EBITDA metric. With respect to the TSR, based on the same analysis, our TSR was in the 17th percentile, resulting in no payment for this metric. As a result, each NEO received the following payout with respect to our Company’s 2021 performance:
Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$280,800,000	0%	33 1∕3%	0%
Adjusted EBITDA	$49,400,000	200%	33 1∕3%	66.7%
TSR	17th	0%	33 1∕3%	0%
As a result, our NEOs earned 66.7% of the target number of the 2020-2022 Performance Units allocable to 2021 based on our Company’s 2021 financial performance. The actual number of 2020-2022 Performance Units earned based on our 2021 performance is set forth below, which performance units shall vest in or about February 2023 provided the NEO remains employed by our Company through such date:
Name	2021 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	36,833	66.7%	24,555
Patrick Doran	46,041	66.7%	24,555
2021-2023 Performance-Based Restricted Cash Units
In February 2021, our Compensation Committee granted 2021-2023 performance-based restricted cash units to our NEOs (other than Mr. Greenwald, who was not a NEO on such date) employed as of the grant date. Mr. Prague and Mr. Clark left their respective positions in the Company prior to December 31, 2021 and therefore will not be entitled to any 2021-2023 performance based restricted cash units.
The following table sets forth the 2021-2023 performance-based restricted cash units (the “2021-2023 Performance Units”) awarded to our NEOs:
Name	2021–2023 Target Performance Units	2021 Target Performance Units	2022 Target Performance Units	2023 Target Performance Units
Jeffrey Miller	303,797	101,266	101,266	101,265
Patrick Doran	135,135	45,045	45,045	45,045
Christopher Hill	136,937	45,646	45,646	45,645
Louis Ferraro	59,459	19,820	19,820	19,819
The 2021-2023 Performance Units provide the opportunity to earn the identified performance-based restricted cash units based on the performance of our business during 2021, 2022 and 2023. Our NEOs are required to remain employed by our Company through February 2024 in order to vest in the cash units. Our Compensation Committee will determine whether to settle the vested performance-based restricted cash units in cash or shares of our Common Stock at the time they vest.
The following were the performance targets for the plan established by our Compensation Committee: 33 1∕3% based on revenue, 33 1∕3% based on non-GAAP EBITDA and 33 1∕3% based on a strategic objective established by our Compensation Committee. For 2021, our Compensation Committee designated TSR as the strategic metric.
Each of the components was separately assigned a “threshold” level, which established the minimum achievement necessary to be satisfied to receive any portion of the applicable bonus amounts, and a “maximum” level, which, if achieved or exceeded, would result in 200% of the target cash units being earned with respect to such component as described below.
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2021 Performance Period — One-third of the 2021-2023 Performance Units
In February 2022, our Compensation Committee approved the following threshold, target and maximum performance goals for the 2021 portion of the 2021-2023 Performance Shares:
Corporate Component	Weighting	Threshold 50% payout	Target 100% payout	Maximum 200% payout
Revenue	33 1∕3%	$275,000,000	$295,000,000	$315,000,000
Adjusted EBITDA	33 1∕3%	$35,000,000	$50,000,000	$65,000,000
TSR	33 1∕3%	35th	50th	75th
In 2021, using the same adjustments and calculations as described above under our 2021 cash incentive compensation plan, our NEOs received 64.5% with respect to the revenue metric and 98% with respect to the Adjusted EBITDA metric. With respect to the TSR, based on the same analysis, our TSR was in the 17th percentile, resulting in no payment for this metric. As a result, each NEO received the following payout with respect to our Company’s 2021 performance:
Corporate Component	Achievement	Plan Payout	Weighting	Payout
Revenue	$280,800,000	64.5%	33 1∕3%	21.5%
Adjusted EBITDA	$49,400,000	98%	33 1∕3%	32.7%
TSR	17th	0%	33 1∕3%	0%
As a result, our NEOs earned 54.17% of the target number of the 2021-2023 Performance Units allocable to 2021 based on our Company’s 2021 financial performance. The actual number of 2021-2023 Performance Units earned based on our 2021 performance is set forth below, which performance units shall vest in or about February 2024 provided the NEO remains employed by our Company through such date:
Name	2021 Target Performance Units	Attainment %	Units Earned
Jeffrey Miller	101,266	54.17%	54,852
Patrick Doran	45,045	54.17%	24,400
Christopher Hill	23,424	54.17%	12,688
Louis Ferraro	19,820	54.17%	10,737
Other Benefits and Perquisites
Our NEOs are eligible to participate in all of our employee benefit plans (other than our employee stock purchase plan), such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case, on the same basis as our other employees. In 2021, we leased an automobile (and paid applicable insurance and gas) for Mr. Clark, to be used primarily for business purposes. There were no other special benefits or perquisites provided to any NEO in 2021.
Recoupment and Related Policies
We have a comprehensive Workplace Code of Ethics and Business Conduct and ensure that our employees comply with this policy. In accordance with this policy, we investigate all reported instances of questionable or unethical behavior, and where improper behavior is found to have occurred, we take appropriate remedial action up to and including termination. If the results of an investigation establish that one of our employees, officers or directors has committed fraud or engaged in some other improper act that has the result of causing our financial statements for any period to be restated or that otherwise adversely affects those financial statements, our Board has discretion to take immediate and appropriate disciplinary action against the individual, including but not limited to termination. In addition, our Board has discretion to pursue whatever legal remedies are available to prosecute the individual to the fullest extent of the law and to claw back or recoup any amounts he or she inappropriately received as a result of the improper action or inaction, including but not limited to any annual or long-term incentives that he or she received but would not have received had such act not be taken.
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Executive Officer Stock Ownership Guidelines
We have instituted stock ownership guidelines for our executive officers with the purpose of ensuring they maintain a meaningful equity stake in our Company to further align their interests with those of our stockholders. Each executive officer who is also subject to Section 16 of the Exchange Act or who directly reports to our CEO (which includes all of our NEOs) is required to own, as of the later of January 1, 2021 or five years from the date on which the individual first began reporting to our CEO or first became a Section 16 officer, a number of vested shares of our Common Stock having a value at least equal to (a) in the case of our CEO, five times his then current base salary; (b) for any direct report of our CEO, three times that individual’s then current base salary, and (c) for other executive officers subject to this policy, one and one-half times the individual’s then current base salary.
If an executive officer is not compliant at the end of his or her phase-in period, our Compensation Committee may reduce future equity grants to that individual until he or she becomes compliant. Based on shareholdings on December 31, 2021, Mr. Doran has fallen below his applicable minimum holding requirement and Messrs. Greenwald, Ferraro, Hill and Miller are still within the five-year period from becoming executive officers and, therefore, have not had an opportunity to acquire the requisite amount of our Common Stock as of December 31, 2021.
Tax Matters
For federal income taxes, compensation is an expense that is fully tax deductible for almost all of our U.S. employees. As a result of changes made by the 2017 Tax Cuts and Jobs Act, compensation in excess of $1 million paid to anyone who serves as the Chief Executive Officer, Chief Financial Officer or who is among the three most highly compensated executive officers for any year beginning after December 31, 2016 generally is not deductible. The only exception is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules, of which the Company has none. Our Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements.
Management Changes-Named Executive Officer Separation Agreements
David Clark’s employment with our Company as Chief Financial Officer terminated effective as of August 9, 2021. In connection with his departure, Mr. Clark entered into a Transition and Separation Agreement with our Company, consistent with the terms of his employment agreement. The Transition and Separation Agreement includes a general release of claims in favor of our Company, and provides for the following payments to Mr. Clark: (i) severance payment in the amount of $586,162 (less applicable withholdings and deductions) paid in 36 equal bi-monthly payments, (ii) lump sum severance payment in the amount of $160,023 (less applicable withholdings and deductions) to be paid no later than December 31, 2022, (iii) lump sum 2020 bonus payment in the amount of $183,274 (less applicable withholdings and deductions) paid by December 31, 2021, and (iv) the gross amount of $51,722, which is intended to cover the employer portion of any COBRA payments for a period of twenty-four (24) months following the termination date. All such payments are consistent with the terms of our Executive Compensation Plan. All of Mr. Clark’s unvested equity terminated as of August 9, 2021.
Ronald Prague left his position as Chief Legal Officer of our Company effective July 27, 2021 and his employment terminated effective as of September 2, 2021. In connection with his departure, Mr. Prague entered into a Transition and Separation Agreement with our Company, consistent with the terms of his employment agreement. The Transition and Separation Agreement includes a general release of claims in favor of our Company, and provides for the following payments to Mr. Prague: (i) severance payment in the amount of $535,805 (less applicable withholdings and deductions) paid in 36 equal bi-monthly payments, (ii) lump sum severance payment in the amount of $192,260.25 (less applicable withholdings and deductions) to be paid no later than June 30, 2022, (iii) lump sum 2020 bonus payment in the amount of $151,286 (less applicable withholdings and deductions) paid by December 31, 2021, and (iv) the gross amount of $51,722, which is intended to cover the employer portion of any COBRA payments for a period of twenty-four (24) months following the termination date. In September 2021, Mr. Prague entered into a Consulting Agreement with the Company under which he provides services to the Company from time to time through June 15, 2022, unless earlier terminated by the parties. Under the Consulting Agreement, the Company paid Mr. Prague a retainer fee in the amount of $15,000 September through November 30 2021 and shall pay Mr. Prague at a rate of $250 per hour for services performed after November 30, 2021. Mr. Prague’s previously granted and outstanding restricted common stock and stock option awards continue to vest through the term of the Consulting Agreement.
Synchronoss Technologies 43

Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:
Mohan S. Gyani, Chair
Kristin S. Rinne
Martin F. Bernstein
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

44 Synchronoss Technologies

Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our NEOs for the years indicated:
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)	Total ($)
Jeffrey Miller President and Chief Executive Officer	2021	500,000		3,293,156(3)	603,768	244,000	7,000(11)	4,647,924
	2020	403,110		600,000	113,857	291,647	7,000	1,415,614
	2019	388,850		1,262,776	112,762	194,426	7,000	1,965,814
Taylor Greenwald Chief Financial Officer	2021	65,000		900,000	300,183	45,500	—	1,270,683
Christopher Hill Chief Commercial Officer	2021	358,750		534,893(4)	106,776	174,358	7,000(11)	1,181,777
	2020	321,083	15,000	—	148,426	273,813	7,000	765,322
Patrick Doran Chief Technology Officer	2021	362,771		932,433(5)	121,892	124,533	7,000(11)	1,548,629
	2020	323,903		750,000	142,322	175,131	7,000	1,398,356
	2019	357,410		1,262,776	112,762	125,094	337,000	2,195,042
Louis Ferraro EVP Finance Operations, Chief Human Resources Officer	2021	321,250		262,215(6)	87,480	74,466	7,000(11)	752,411
Ronald Prague Former Chief Legal Officer	2021	239,091		357,569.00(7)	73,136	—	827,662(12)	1,497,498
	2020	317,689		450,000	85,393	151,286	7,000	1,011,668
David Clark Former Chief Financial Officer	2021	240,522		762,810.00(8)	156,020	—	804,837(13)	1,964,189
	2020	354,140		960,000	182,171	183,274	18,380	1,697,965
	2019	390,775		2,020,450	180,418	136,722	18,881	2,747,246
(1)
The amounts set forth in this column represent the subjective individual component portion of our annual cash incentive bonus awards paid to the NEOs in 2020. See “Compensation Discussion and Analysis” above for further discussion of the subjective individual component.

(2)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of the performance share awards (with the grant date fair value determined using the probable outcome of the performance conditions) and the time-based restricted share award granted to our NEOs. See “Compensation Discussion and Analysis” above for further discussion of these share awards. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in estimating the fair value of our share awards. Our executive officers will not realize any value for these awards until sold.

(3)
Mr. Miller was granted performance-based restricted cash units as 2021-2023 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $1,786,326.

(4)
Mr. Hill was granted performance-based restricted cash units as 2021-2023 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $413,188. Mr. Hill was granted additional performance-based restricted cash units in connection with his promotion to Chief Commercial Officer (the “Promotion Grant”) as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the Promotion Grant assuming the highest level of performance conditions is achieved was $300,002.

(5)
Mr. Doran was granted performance-based restricted cash units as 2021-2023 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $1,467,566.

(6)
Mr. Ferraro was granted performance-based restricted cash units as 2021-2023 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $349,619.

Synchronoss Technologies 45

(7)
Mr. Prague was granted performance-based restricted cash units as 2021-2023 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $476,756. As Mr. Prague is no longer employed by our Company, he will not receive any of the 2021-2023 Performance Cash Units.

(8)
Mr. Clark was granted performance-based restricted cash units as 2021-2023 Performance Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The grant date value of the performance-based restricted cash units assuming the highest level of performance conditions is achieved was $1,017,081. As Mr. Clark is no longer employed by our Company, he will not receive any of the 2021-2023 Performance Cash Units.

(9)
The amounts in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of option awards granted to our NEOs. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in estimating the fair value of our stock option awards. Our NEOs will not realize any value with respect to these awards until these awards are exercised or sold.

(10)	The amounts under this column include amounts earned based on our Company’s annual cash incentive bonus compensation plan described under “Compensation Discussion and Analysis” above.
(11)	Reflects amounts paid for 401(k) company match..
12)	Reflects amounts paid for (i) consulting fees of $47,875, (ii) severance payments of $728,065, and (iii) COBRA subsidy of $51,722, totaling $827,662.
(13)	Reflects amounts paid for (i) automobile expenses of $6,930, (ii) severance payments of $746,185, and (iii) COBRA subsidy of $51,722, totaling $804,837.
46 Synchronoss Technologies

Grants of Plan Based Awards
The following table sets forth each plan-based award granted to our NEOs during the year ended December 31, 2021. The FASB ASC Topic No. 718 value of these awards is also reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table above:
Name(s)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Shares of Stock or Units (#)	Awards Securities Underlying Options (#))	Exercise or Base Price of Option Awards ($/Sh)	Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey Miller		250,000	500,000	1,000,000	151,899	303,797	607,594
	3/8/2021							607,594	250,948	3.95	1,659,464
	6/14/2021							303,797			303,797
Taylor Greenwald(4)		22,750	45,500	91,000
	11/1/2021							360,000	206,711	2.50	1,200,183
Chris Hill(5)		192,500	385,000	770,000	68,649	136,937	273,874
	6/14/2021							105,405	35,135	2.94	236,950
	10/18/2021							101,802	33,334	2.25	185,061
Patrick Doran		127,596	255,191	510,382	67,568	135,135	270,270
	6/14/2021							202,703	67,568	2.94	455,677
Louis Ferraro(6)		81,250	162,500	325,000	29,730	59,459	118,918
	6/14/2021							89,189	29,730	2.94	200,498
	8/5/2021								20,000	2.91	33,847
Ronald Prague(7)		105,000	210,000	420,000	40,541	81,081	162,162
	6/14/2021							121,622	40,541	2.94	273,407
David Clark(8)		136,850	273,700	547,400	86,487	172,973	345,946
	6/14/2021							259,459	86,486	2.94	583,262
(1)
Each of our NEOs was granted a non-equity incentive plan award pursuant to our 2021 annual cash incentive bonus compensation plan. The amounts shown in the “Threshold” column reflect the cash payment that would have been awarded under our 2021 annual cash incentive bonus plan if we had achieved the threshold payout level for a single corporate objective with the lowest weight. The amounts shown in the “Target” column reflect the target payment level under our 2021 annual cash incentive bonus plan if we had achieved all of the objectives previously approved by our Compensation Committee at target levels. The amounts shown in the “Maximum” column reflect the maximum payouts under our 2021 annual cash incentive bonus compensation plan if we had achieved all of the objectives previously approved by our Compensation Committee at or above the maximum level. The corporate and business components of our 2021 annual cash incentive bonus compensation plan are discussed in greater detail in “Compensation Discussion and Analysis” above. The actual amounts paid to each NEO are shown in the Summary Compensation Table above.

(2)
Reflects 2021-2023 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amounts shown in the “Threshold” column reflect the 2021-2023 Performance Cash Units that will be earned if certain minimum financial goals are achieved. The amounts shown in the “Target” column reflect the number of 2021-2023 Performance-Based Restricted Cash Units that will be earned if all of the 2021-2023 financial goals are achieved at target levels. The amounts shown in the “Maximum” column reflect the maximum number of 2021-2023 Performance-Based Restricted Cash Units that can be earned if all of the 2021-2023 financial goals are achieved at or above maximum levels.

(3)
The amount in this column reflects the grant date fair value, computed in accordance with FASB ASC Topic No. 718, of stock awards and options granted to our NEOs. See Footnote 2 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of our assumptions in estimating the fair value of our stock and option awards.

(5)
Mr. Hill’s salary was increased to $385,000 upon him becoming Chief Commercial Officer in October 2021. The amount he received under the 2021 Cash Incentive Bonus Compensation Plan was prorated accordingly.

(6)
Mr. Ferraro’s salary was increased to $350,000 upon him becoming Acting Chief Financial Officer in August 2021, and decreased to $325,000 in November 2021. The amount he received under the 2021 Cash Incentive Bonus Compensation Plan was prorated accordingly.

Synchronoss Technologies 47

(7)
Mr. Prague left his position as Chief Legal Officer and therefore he did not receive any amounts under the 2021 Cash Incentive Bonus Compensation Plan and his 2021 performance based restricted cash units have been cancelled and all other equity awards shall cease to vest upon expiration of his consulting agreement.

(8)	Mr. Clark left his position with our Company and therefore he did not receive any amounts under the 2021 Cash Incentive Bonus Compensation Plan and all of his equity awards have been cancelled.
48 Synchronoss Technologies

Description of Awards Granted in 2021
•
Jeffrey Miller:
On March 8, 2021, we granted Mr. Miller (i) an option to purchase 250,948 shares of our Common Stock, (ii) a restricted Common Stock award of 151,899 shares, and (iii) a restricted stock unit award of 455,695 shares of our Common Stock. On June 14, 2021, we granted Mr. Miller a target award of 303,797 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•	Taylor Greenwald: On November 1, 2021, we granted Mr. Greenwald (i) an option to purchase 206,711 shares of our Common Stock and (ii) a restricted Common Stock award of 360,000 shares.
•
Patrick Doran:
On June 14, 2021 we granted Mr. Doran (i) an option to purchase 67,568 shares of our Common Stock, (ii) a restricted Common Stock award of 67,568, and (iii) a target award of 135,135 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Christopher Hill:
On June 14, 2021, we granted Mr. Hill (i) an option to purchase 35,135 shares of our Common Stock, (ii) a restricted Common Stock award of 35,135 shares, and (iii) a target award of 70,270 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement. On October 18, 2021, we granted Mr. Hill (i) an option to purchase 33,334 shares of our Common Stock, (ii) a restricted Common Stock award of 33,334 shares, and (iii) a target award of 66,667 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement.

•
Louis Ferraro:
On June 14, 2021, we granted Mr. Ferraro (i) an option to purchase 29,730 shares of our Common Stock, (ii) a restricted Common Stock award of 29,730 shares, and (iii) a target award of 59,459 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement. On August 5, 2021, we granted Mr. Ferraro an option to purchase 20,000 shares of our Common Stock.

•
Ronald Prague:
On June 14, 2021, we granted Mr. Prague (i) an option to purchase 40,541 shares of our Common Stock, (ii) a restricted Common Stock award of 40,541 shares, and (iii) a target award of 81,081 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement. Mr. Prague left his position as Chief Legal Officer effective July 27, 2021 and ended his employment with the Company effective September 2, 2021; and therefore, all 2021 performance based restricted cash units have been cancelled and all other equity awards will cease to vest upon expiration of his consulting agreement.

•
David Clark:
On June 14, 2021, we granted Mr. Clark (i) an option to purchase 86,486 shares of our Common Stock, (ii) a restricted Common Stock award of 86,486 shares, and (iii) a target award of 172,973 2021-2023 Performance-Based Restricted Cash Units, which are earned based on our Company’s achievement of performance metrics to be established by the Compensation Committee during fiscal year 2021, 2022 and 2023 discussed in the Compensation Discussion and Analysis section in this Proxy Statement. Mr. Clark left his employment with the Company effective August 9, 2021 and therefore all of these equity awards have been cancelled.

Synchronoss Technologies 49

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding each unexercised option and all unvested stock held by each of our NEOs as of December 31, 2021:
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(25)
Jeffrey Miller	65,025(2)	19,332	6.20	11/2/2025
	18,615(3)	11,169	6.88	6/6/2026
	12,277(4)	24,555	5.43	2/20/2027
		250,948(5)	3.95	3/8/2028
					30,242(6)	73,790
					14,767(7)	36,031
					151,899(8)	370,634
							69,620(9)	327,214
							110,497(10)	519,335
							303,797(11)	893,163
Taylor Greenwald		206,711(12)	2.50	11/1/2028
					360,000(13)	878,400
Christopher Hill	5,522(13)	2,761	6.88	6/6/2026
	6,906(4)	13,812	5.43	2/20/2027
	3,500(14)	10,500	3.43	7/1/2027
		25,000(15)	3.74	9/11/2027
		35,135(16)	2.94	6/14/2028
		33,334(17)	2.25	10/18/2028
					3,125(18)	7,625
					3,520(7)	8,588
					35,135(19)	85,729
					33,334(20)	81,335
							136,937(11)	356,595
Patrick Doran	64,152(21)		16.33	5/8/2024
	21,532(22)	938	10.62	4/5/2025
	11,169(3)	18,615	6.88	6/6/2026
	15,346	30,694.000(4)	5.43	2/20/2027
		67,568.000(16)	2.94	6/14/2028
					14,767(7)	36,031
					67,568(19)	164,866
							69,620(9)	327,214
							138,121(10)	649,169
							135,135(11)	733,783
Louis Ferraro	5,522(13)	2,761	$6.88	06/06/2026
	6,906(4)	13,812	$5.43	02/20/2027
		25,000(23)	$3.74	09/11/2027
		29,730(16)	$2.94	06/14/2028
		20,000(24)	$2.91	08/05/2028
					937(18)	2,286
					3,520(7)	8,589
					29,730(19)	72,541
							59,459(11)	174,809
(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock on December 31, 2021, which was the last trading day of 2021, which was $2.44 per share. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. Each of the options and restricted shares automatically vest if we are acquired and the NEO is either involuntarily terminated or voluntarily resigns for good reason under certain circumstances following our change of control, as discussed in more detail below under “Employment Agreements.”

50 Synchronoss Technologies

(2)
The option vests over four years from the vesting start date of November 2, 2018, with 25% vested on November 2, 2019 and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option will be fully exercisable on November 2, 2022.

(3)
The option vests over four years from the vesting start date of June 6, 2019, with 25% vested on June 6, 2020 and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option will be fully exercisable on June 6, 2023.

(4)
The option vests over three years from the vesting start date of February 20, 2020, with one-third of the options vested on February 20, 2021 and one-third of the shares will vest on each of February 20, 2022 and 2023, provided the NEO has continuous service with the Company through such dates. As a result, the option will be fully exercisable on February 20, 2023.

(5)
The option vests over three years from the vesting start date of March 8, 2021, with one-third vested on each of March 8, 2022, 2023, and 2024, provided the NEO has continuous service with the Company through such vesting dates. As a result, the option will be fully exercisable on March 8, 2024.

(6)
Reflects restricted shares granted on November 2, 2018, with 25% vested on November 2, 2019 and the remaining shares vesting in equal installments over an additional 12 quarters of continuous service with the Company through such date.

(7)
Reflects restricted shares granted on June 6, 2019. One-third of the shares vested on each of June 6, 2020 and March 6, 2021 and one-third of the shares will vest on March 6, 2022, provided the NEO has continuous service with the Company through such date.

(8)
Reflects restricted shares granted on March 8, 2021. One-third of the shares vested on each of March 8, 2022, 2023, and 2024, provided the NEO has continuous service with the Company through such date.

(9)
Reflects target number of 2019-2021 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2019, 2020 and 2021. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2021 provided the NEO is employed on such date.

(10)
Reflects target number of 2020-2022 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2020, 2021 and 2022. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2022 provided the NEO is employed on such date.

(11)
Reflects target number of 2021-2023 Performance-Based Restricted Cash Units as described in greater detail in “Compensation Discussion and Analysis” above. The amount shown reflects the target award if all of the associated target performance metrics were achieved for each of the three years of 2021, 2022 and 2023. The actual number of cash units earned could range from 0 to two times the amount and will be determined in March of the following year for each fiscal year. These cash units will become fully vested when the actual number of cash units is determined for the fiscal year 2023 provided the NEO is employed on such date.

(12)
The option vests over four years from the vesting start date of November 1, 2021, with 25% of the options vesting on each of November 1, 2022, November 1, 2023, November 1, 2024, November 1, 2025, provided the NEO has continuous service with the Company through such dates. As a result, the option will be fully exercisable on November 1, 2025.

(13)
Reflects restricted shares granted on November 1, 2021. One-third of the shares vested on each of November 1, 2022, November 1, 2023, and November 1, 2024, provided the NEO has continuous service with the Company through such date.

(13)
The option vests over three years from the vesting start date of June 6, 2019, with one-third vested on June 6, 2020 and one-third will vest on each of March 6, 2021 and 2022. As a result, the option will be fully exercisable on March 6, 2022.

(14)
The option vests over four years from the vesting start date of July 1, 2020, with one-fourth of the shares vesting on each of July 1, 2021, 2022, 2023 and 2024, provided the NEO has continuous service with the Company through such dates. As a result, the option will be fully exercisable on July 1, 2024.

(15)
The option vests over three years from the vesting start date of September 11, 2020, with 100% of the shares vesting on September 11, 2023, provided the NEO has continuous service with the Company through such dates.

(16)
One-third of the option vests June 14, 2022, one-third of the option vests on April 9, 2023, and one-third of the option vests on April 9, 2024, provided the NEO has continuous service with the Company through such dates. As a result, the option will be fully exercisable on April 9, 2024.

(17)
The option vests over three years from the vesting start date of October 18, 2021, with one-third vesting on each of October 18, 2022, 2023, and 2024, provided the NEO has continuous service with the Company through such dates. As a result, the option will be fully exercisable on October 18, 2024.

(18)
Reflects restricted shares granted on February 1, 2018. One-fourth of the shares vested on February 1, 2019, and the remaining shares vesting in equal quarterly installments over an additional 12 quarters of continuous service with the Company.

(19)
Reflects restricted shares granted on June 14, 2021. One-third of the shares vests June 14, 2022, one-third of the shares vests on April 9, 2023, and one-third of the shares vests on April 9, 2024, provided the NEO has continuous service with the Company through such dates.

(20)
Reflects restricted shares granted on October 18, 2021. One-third of the shares vests October 18, 2022, one-third of the shares vests on October 18, 2023, and one-third of the shares vests on October 18, 2024, provided the NEO has continuous service with the Company through such dates.

Synchronoss Technologies 51

(21)
The option vested over four years from the vesting start date of May 8, 2017, with 25% vested on May 8, 2018 and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option became fully exercisable on May 8, 2021.

(22)
The option vests over four years from the vesting start date of February 28, 2018, with 25% vested on February 28, 2019 and the remaining shares vesting in equal monthly installments over an additional 36 months of continuous service with the Company. As a result, the option will be fully exercisable on February 28, 2022.

(23)
The option vests over two years from the vesting start date of September 11, 2020, with 100% of the shares vesting on September 11, 2022, provided the NEO has continuous service with the Company through such dates.

(24)
The option vests over two years from the vesting start date of August 5, 2021, with 50% of the shares vesting on each of August 5, 2022 and 2023, provided the NEO has continuous service with the Company through such dates.

(25)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price per share of our Common Stock on December 31, 2021, which was the last trading day of 2020, which was $2.44 per share. The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our Common Stock. Each of the options and restricted shares automatically vest if we are acquired and the NEO is either involuntarily terminated or voluntarily resigns for good reason under certain circumstances following our change of control, as discussed in more detail below under “Employment Agreements.”

52 Synchronoss Technologies

Option Exercises and Stock Vested
The following table shows the number of shares acquired upon exercise of options by each NEO during the year ended December 31, 2021, and the shares of restricted stock held by each NEO that vested during the year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey Miller	-0-	-0-	45,010	160,866
Taylor Greenwald	-0-	-0-	-0-	-0-
Christopher Hill	-0-	-0-	16,020	56,642
Louis Ferraro	-0-	-0-	7,270	26,651
Patrick Doran	-0-	-0-	47,635	216,800
Ronald Prague	-0-	-0-	31,517	142,438
David Clark	-0-	-0-	86,031	301,672
(1)
For option awards, value realized on exercise is based on the fair market value of our Common Stock on the exercise date less the exercise price. For stock awards, value realized on vesting is based on the fair market value of our Common Stock on the vesting date. In neither case do the amounts set forth above necessarily reflect proceeds actually received by the NEO. Our NEOs will only realize value on these awards when the underlying shares are sold, which value may differ from the value shown in the table above as it is dependent on the price at which such shares of Common Stock are actually sold.

Employment Agreements
Chief Executive Officer
Mr. Miller entered into an employment agreement with the Company in March 2021. Pursuant to his employment agreement, Mr. Miller will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provides that if prior to the 120 days before, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Miller is subject to an “involuntary termination” (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) two times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Miller receives from the Company under any applicable federal or state statute.
The employment agreement also provides that if an involuntary termination occurs within 120 days prior to, or 24 months following, a change in control, Mr. Miller shall be eligible to receive a lump sum severance payment equal to (i) 2.99 times his base salary in effect at the time, (ii) two times his average bonus received in the immediately preceding two years, plus (iii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. In addition, his outstanding stock options, shares of restricted stock, and other equity awards granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock that is tied to performance after the change of control). The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Miller receives from the Company under any applicable federal or state statute.
In the event of Mr. Miller’s death, Mr. Miller’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by Mr. Miller at the time of his death shall accelerate and be fully vested.
Synchronoss Technologies 53

If Mr. Miller’s employment terminates due to “permanent disability” (as defined in his employment agreement), Mr. Miller will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Miller and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Miller and his eligible dependents were participants as of the date of termination. In addition, (i) all stock options, shares of restricted stock (other than performance-related restricted stock) and other time-based equity awards granted by the Company and held by Mr. Miller shall accelerate and be fully vested as of the date of Mr. Miller’s termination.
Other Named Executive Officers
Each of Messrs. Greenwald, Ferraro, Hill and Doran are eligible participants of our Tier One Employment Plan (collectively referred to as the “Employment Arrangements.”) Under the Employment Arrangements, each NEO will be eligible to receive severance benefits if he or she is subject to an involuntary termination, contingent on him or her signing and not revoking a general release of all claims against the Company.
The Employment Arrangements provide that if an NEO is subject to an “involuntary termination” (as defined in the employment agreement) absent a “change in control” (as defined in the employment agreement), he or she shall be eligible to receive a lump-sum severance payment equal to (i) one and one-half times the sum of his or her base salary in effect at the time of termination plus and his or her average bonus received in the immediately preceding two years, plus (ii) an amount equal to (a) for Mr. Greenwald, 24 times the monthly amount the Company was paying on behalf of him and his eligible dependents with respect to the Company’s group health insurance plans in which he and his dependents were participants as of the date of termination and (b) for the other NEOs, 12 times the monthly amount the Company was paying on behalf of the NEO and their eligible dependents with respect to the Company’s group health insurance plans in which their dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that the NEO receives from the Company under any applicable federal or state statute.
The Employment Arrangements also provide that if an involuntary termination occurs within the 120 days prior to or 24 months following a change in control, the NEO shall be eligible to receive a lump sum severance payment equal to (i) two times his or her base salary in effect at the time and his or her average bonus received in the immediately preceding two years, plus (ii) an amount equal to (a) for Mr. Greenwald, 24 times the monthly amount the Company was paying on behalf of him and his eligible dependents with respect to the Company’s group health insurance plans in which he and his dependents were participants as of the date of termination and (b) for the other NEOs, 18 times the monthly amount the Company was paying on behalf of the NEO and their eligible dependents with respect to the Company’s group health insurance plans in which their dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that the NEO receives from the Company under any applicable federal or state statute. In addition, all stock options, shares of restricted stock (other than performance related restricted stock tied to performance after the change in control), and other time-based equity awards granted by the Company and held by the NEO shall accelerate and be fully vested.
In the event of an NEO’s death, his estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year). In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by the NEO at the time of his death shall accelerate and be fully vested. If an NEO’s employment terminates due to “permanent disability” (as defined in the Employment Arrangements), he will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of the NEO and his eligible dependents with respect to the Company’s group health insurance plans in which the NEO and his eligible dependents were participants as of the date of termination. In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by the NEO at the time of his permanent disability shall accelerate and be fully vested.
54 Synchronoss Technologies

Estimated Payments and Benefits
The table below reflects the potential payments and benefits to which Messrs. Miller, Greenwald, Hill, Doran and Ferraro would be entitled pursuant to their respective employment agreements if such executive officer’s employment was terminated effective as of December 31, 2021. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than the employment agreements and executive employment plan.
Name	Benefit	Voluntary Resignation/ Termination for Cause ($)	Involuntary Termination Prior to the 120 days before, or More Than 24 Months after, a Change in Control ($)	Termination Due to Death or Disability ($)	Involuntary Termination In the 120 days prior to or within 24 Months After a Change in Control ($)
Jeffrey Miller	Severance(1)	0	1,267,823	500,000	2,030,646
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	480,456	4,105,037
	Benefit Continuation(4)	0	32,975	32,975	32,975
	Total Value	0	1,300,798	1,013,431	6,168,658
Taylor Greenwald	Severance(1)	0	858,000	45,500	1,560,000
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	878,400	878,400
	Benefit Continuation(4)	0	7,393	7,393	7,393
	Total Value	0	865,393	931,293	2,445,793
Christopher Hill	Severance(1)	0	913,628	357,291	1,218,171
	Option Acceleration(2)	0	0	6,333	6,333
	Restricted Stock Acceleration(3)	0	0	183,278	932,724
	Benefit Continuation(5)	0	16,509	33,017	24,763
	Total Value	0	930,137	579,919	2,181,991
Patrick Doran	Severance(1)	0	772,248	255,191	1,029,664
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	200,897	1,249,218
	Benefit Continuation(5)	0	25,027	50,055	37,541
	Total Value	0	797,275	506,143	2,316,423
Louis Ferraro	Severance(1)	0	623,817	152,594	831,756
	Option Acceleration(2)	0	0	0	0
	Restricted Stock Acceleration(3)	0	0	83,416	412,667
	Benefit Continuation(5)	0	27,816	55,637	41,728
	Total Value	0	651,633	291,647	1,286,151
(1)
For purposes of valuing cash severance payments in the table above, we used each NEO’s base salary as of December 31, 2021. For purposes of calculating cash severance payments in the table above in the event of an involuntary termination (whether prior to, within 24 months following, or more than 24 months following, a change in control), we used each NEO’s average annual bonuses for 2020 and 2021 and, for purposes of calculating cash severance payments in the table above in the event of a termination due to permanent disability, we used the NEO’s target bonus as of December 31, 2021.

(2)
The value of option acceleration shown in the table above was calculated based on the assumption that the triggering event occurred on December 31, 2021. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the excess of the closing price of our Common Stock on December 31, 2021, the last trading day of the year, over the exercise price of the option.

(3)
The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the triggering event occurred on December 31, 2021. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of our Common Stock on December 31, 2021, the last trading day of the year.

Synchronoss Technologies 55

(4)
Amounts reflect 24x the current monthly costs to us of the individual’s health and welfare benefits per year for Termination without change in control, Death or Disability or Termination due to change in control.

(5)
Amounts reflect 12x the current monthly costs to us of the individual’s health and welfare benefits per year for Involuntary Termination without change in control; 24x the current costs to us of the individual’s health and welfare benefits per year for Death or Disability; 18x the current costs to us of the individual’s health and welfare benefits per year for Termination due to change in control.

The following table describes the actual payment and benefits provided to Mr. Prague and Mr. Clark upon their departure from their employment with our Company effective September 2, 2021 and August 9, 2021, respectively.
Name	Benefit	Voluntary Resignation/ Termination without Cause
Ronald Prague	Severance	$728,065
	Benefit Continuation	$51,722
	Total Value	$779,787
David Clark	Severance	$746,185
	Benefit Continuation	$51,722
	Total Value	$797,907
Pay Ratio Disclosure
As required by the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jeffrey Miller our Chief Executive Officer:
For our fiscal year ended December 31, 2021:
•	The median of the annual total compensation of all employees (other than our CEO) was $57,438; and
•	The annual total compensation of our CEO, as reported in the 2021 Summary Compensation Table included elsewhere in this Proxy Statement, was $4,647,924.
Based on this information the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 80.9 to 1.
The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the current base salary and the bonus and long-term incentive compensation targets of our U.S. and non-U.S. employees as of December 31, 2021. Out of our approximately 1,528 employees, approximately 755 of our employees are located in India. Once we identified our “median employee,” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.
56 Synchronoss Technologies

Report of the Audit Committee(1)
The Audit Committee of the Board consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that Laurie Harris is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.
The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “10-K”).
The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Statement on Auditing Standards No. 61, as amended or supplemented, entitled “Communications with Audit Committees.” Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission.
Submitted by the following members of the Audit Committee:
Laurie L. Harris, Chair
Kristin S. Rinne
Martin F. Bernstein
(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Synchronoss Technologies 57

Equity Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of ________, 2022 by:
•	each person, or group of affiliated persons, who is known to us to own beneficially more than five percent (5%) of our Common Stock;
•	each of our named executive officers;
•	each of our current directors; and
•	all of our current directors and executive officers as a group.
The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through      , 2022.
As of      , 2022,       shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The information does not necessarily indicate beneficial ownership for any other purposes. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise set forth below, the street address of the beneficial owner is c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, Bridgewater, NJ 08807.
	Common Stock Beneficially Owned(1)
Name	Shares	%
B. Riley Financial, Inc.(2)	12,595,181
180 Degree Capital Corp.(3)	6,206,236
Directors, Current Executive Officers and Named Executive Officers
Stephen Waldis
Jeffrey Miller
Taylor Greenwald
Christopher Hill
Patrick Doran
Louis Ferraro Jr.
Kristin Rinne
Mohan Gyani
Laurie Harris
Martin Bernstein
All current executive officers and directors as a group (11 persons)(22)
*	Less than 1%
(1)	Does not include shares of Series B Preferred Stock, which are non-voting and non-convertible
(2)
B. Riley Financial, Inc. beneficially owns 11,671,579 shares of Common Stock, with shared voting power with respect to 11,671,579 of such shares and shared dispositive power with respect to 11,671,579 of such shares. Bryant R. Riley beneficially owns 12,595,181 shares of Common Stock, with sole voting power with respect to 923,602 of such shares, sole dispositive power with respect to 923,602 of such shares, with shared voting power with respect to 11,671,759 of such shares and shared dispositive power with respect to 11,671,579 of such shares. Bryant R. Riley may be

58 Synchronoss Technologies

deemed to indirectly beneficially own 923,602 shares of Common Stock, of which (i) 913,774 shares received upon distribution from a limited partnership are held jointly with his wife, Carleen Riley, (ii) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Abigail Riley, (iii) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Charlie Riley, (iv) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Eloise Riley and (iv) 2,457 shares received upon distribution from a limited partnership are held as sole custodian for the benefit of Susan Riley. Bryant R. Riley may also be deemed to indirectly beneficially own the 11,671,579 shares of Common Stock held directly by B. Riley Financial, Inc. Bryant R. Riley disclaims beneficial ownership of the shares held by B. Riley Financial, Inc. in each case except to the extent of his pecuniary interest therein. The address for B. Riley Financial and Bryant R. Riley is 111000 Santa Monica Boulevard, Suite 800, Los Angeles, CA 90025. The foregoing information is based on a Schedule 13D filed by B. Riley Financial, Inc. and Bryant R. Riley on March 11, 2022.
(3)
180 Degree Capital Corp. beneficially owns 6,206,236 shares of Common Stock, with shared voting power with respect to 6,206,236 of such shares and shared dispositive power with respect to 6,206,236 of such shares. 180 Degree Capital Corp. disclaims beneficial ownership of 2,123,658 of these shares that are beneficially owned by a separately managed account (“SMA”). 180 Degree Capital Corp. has shared dispositive and voting power over these shares through its position as Investment Manager of the SMA. 180 Degree Capital Corp. disclaims beneficial ownership of these shares owned by SMA except for its pecuniary interest therein. The address for 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042. The foregoing information is based on a Schedule 13G filed by 180 Degree Capital Corp. on February 14, 2022.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 for Louis Ferraro was late on August 12, 2021 due to a delay in obtaining Edgar codes upon him being named an officer and one Form 4 for Taylor Greenwald was late on November 10, 2021 due to a delay in obtaining Edgar codes upon him being named an officer.
Related Party Transactions
Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee composed of members of our Board. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by our Board, subject to specified exceptions and other than those that involve compensation. In conformance with regulations of the SEC, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our Company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. In accordance with our policies and procedures, related person transactions shall be consummated or shall continue only if approved or ratified by our Audit Committee or the disinterested members of our Board and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our Company and our stockholders. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our employees generally.
Redemption of the Series A Preferred Stock
The net proceeds from the Common Stock offering, Senior Note offering and Series B Transaction (all as defined below) were used in part to fully redeem all outstanding shares of Synchronoss Series A Convertible Participating Perpetual Preferred Stock on June 30, 2021.
Underwritten Offering of Common Stock
On June 24, 2021, Synchronoss completed an underwritten offering of its common stock in which B. Riley Securities, Inc. (“BRS”) acted as representative of the underwriters. In connection with the offering, BRS and the other underwriters in the offering were entitled to an underwriting discount of approximately $6.1 million and reimbursement of certain out-of-pocket expenses incurred of approximately $0.1 million in connection with the offering.
Synchronoss Technologies 59

June 2021 Underwritten Offering of Senior Notes
On June 25, 2021, Synchronoss completed an underwritten offering of its 8.375% senior notes due 2026 (the “Senior Notes”) in which BRS acted as representative of the underwriters. In connection with the offering, BRS and the other underwriters in the offering were entitled to an underwriting discount of approximately $4.2 million and reimbursement of certain out-of-pocket expenses incurred of approximately $0.1 million.
October 2021 At Market Offering of Senior Notes
On October 25, 2021, Synchronoss entered into an At Market Issuance Sales Agreement between Synchronoss and BRS, as agent, pursuant to which Synchronoss may offer and sell, from time to time, up to $18 million of the Senior Notes. In connection with the offering, BRS is entitled to compensation of 2.0% of the gross proceeds of all notes sold through it as Synchronoss’ agent.
Sale of Series B Preferred Stock
On June 30, 2021, pursuant to a Series B Stock Purchase Agreement dated June 24, 2021 between B. Riley Principal Investments, LLC and Synchronoss, we sold 75,000 shares of our Series B Perpetual Non-Convertible Preferred Stock, par value $0.0001 per share, with an initial liquidation preference of $1,000 per share (the “Series B Preferred Stock”), for an aggregate purchase price of $75,000,000 (the “Preferred Transaction”) to B. Riley Principal Investments, LLC. The rights, preferences, privileges, qualifications, restrictions and limitations of the shares of Series B Preferred Stock are set forth in the Series B Certificate. Under the Series B Certificate, the holders of the Series B Preferred Stock are entitled to receive, on each share of the Series B Preferred Stock on a quarterly basis, an amount equal to the dividend rate, as described in the following sentence, divided by four and multiplied by the then-applicable Liquidation Preference (as defined in the Series B Certificate) per share of the Series B Preferred Stock (collectively, the “Preferred Dividends”). The dividend rate is (1) 9.5% per annum for the period commencing on June 30, 2021 and ending on and including December 31, 2021, (2) 13% per annum for the year commencing on January 1, 2022 and ending on and including December 31, 2022; and (3) 14% per annum for the year commencing on January 1, 2023 and thereafter. The Preferred Dividends will be due in cash on January 1, April 1, July 1 and October 1 of each year (each, a “Series B Dividend Payment Date”). In the event Synchronoss not declare and pay a dividend in cash on any Series B Dividend Payment Date, the unpaid amount of the Preferred Dividend will be added to the Liquidation Preference.
On and after the fifth anniversary of the date of issuance, holders of shares of Series B. Preferred Stock will have the right to cause Synchronoss to redeem each share of Series B Preferred Stock for cash in an amount equal to the sum of the current liquidation preference and any accrued dividends. Each share of Series B Preferred Stock will also be redeemable at the option of the holder upon the occurrence of a “Fundamental Change” (as that term is defined in the Series B certificate) at (i) par in the case of a payment in cash or (ii) 1.5 times par in the case of a payment in shares of Common Stock (such shares being, “Registrable Securities”), subject to certain limitations on the amount of stock that could be issued to the holders of Series B Stock. In addition, the Company will be permitted to redeem outstanding shares of the Series B Preferred Stock at any time for the sum of the then-applicable Liquidation Preference and the accrued but unpaid dividends. Pursuant to the Series B Certificate, Synchronoss will be required to use (i) the first $50 million of proceeds from certain transactions received by the Company to redeem for cash, shares of the Series B Preferred Stock, on a pro rata basis among each holder of Series B Preferred Stock and (ii) the next $25 million of proceeds from certain transactions received by the Company may be used by the Company to buy back shares of Common Stock, and to the extent, not used for such purpose by the Company, to redeem, for cash, shares of Series B Preferred Stock, on a pro rata basis among each holder of Series B Preferred Stock.
Synchronoss shall be required to obtain the prior written consent of the holders holding at least a majority of the outstanding shares of Series B Preferred Stock before taking certain actions, including (i) certain dividends, repayments and redemptions; (ii) any amendment to Synchronoss certificate of incorporation that adversely effects the rights, preferences, privileges or voting powers of the Series B Preferred Stock and (iii) issuances of stock ranking senior or equivalent to shares of Series B Preferred Stock (including additional shares of Series B Preferred Stock) in the priority of payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Synchronoss. Other than with respect to the foregoing consent rights, the Series B Preferred Stock is a non-voting stock.
Investor Rights Agreement
Concurrently with the closing of the Preferred Transaction, Synchronoss and B. Riley Financial and B. Riley Principal Investments LLC entered into the Investor Rights Agreement. Under the terms of the Investor Rights Agreement, for so long as affiliates of B. Riley Financial beneficially own at least 10% of the outstanding shares of Common Stock (unless such equity threshold percentage is not met
60 Synchronoss Technologies

due to dilution from equity issuances), B. Riley Financial is entitled to nominate one Class II director (the “B. Riley Nominee”) to the Company’s board of directors, who shall be an employee of B. Riley Financial or its affiliates and is approved by the Board, such approval not to be unreasonably withheld. For so long as affiliates of B. Riley Financial beneficially own 5% or more but less than 10% of the outstanding shares of Common Stock (unless such equity threshold percentage is not met due to dilution from equity issuances), B. Riley Financial is entitled to certain board observer rights. In addition, in the event that Synchronoss issues Registrable Securities to the holders of the Series B Preferred Stock, such holders will have certain demand and piggy-back registration rights with respect to such Registrable Securities.
Other Matters
Our Board does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals that are timely and comply with the provisions of our amended and restated bylaws (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Synchronoss Technologies 61

PROPOSAL 1
ELECTION OF DIRECTORS

The Board Recommends you vote FOR the election of director nominees

Our Board currently consists of six directors divided into three classes with staggered three-year terms. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Each director nominated for election to our Board this year as Class I directors, his or her age as of      , 2022, the position and office held with us and certain biographical information are set forth below. The two directors to be elected will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected, or until his or her death, resignation or removal. It is our policy to encourage nominees for director to attend the Annual Meeting. Four of our then serving directors, including Laurie L. Harris, attended our 2021 Annual Meeting of Stockholders.
Our directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the two nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. An instruction to “Withhold” authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of a candidate for director. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board, if any. Each nominee for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
BOARD OF DIRECTOR COMPOSITION
The following table includes the name, age, position, class and term expiration year for each of our directors and is current as of the date of this Proxy Statement.
Name	Age	Position	Class	Term Expiration Year
Laurie Harris	63	Director	Class I	2022
Jeffrey Miller	58	President, CEO and Director	Class I	2022
Kristin S. Rinne	67	Director	Class II	2023
Martin F. Bernstein	35	Director	Class II	2023
Mohan Gyani	70	Director	Class III	2024
Stephen G. Waldis	54	Executive Chair of the Board	Class III	2024
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DIRECTOR QUALIFICATIONS
The following paragraphs provide information as of the date of this Proxy Statement about each member of our Board, including the nominees. In addition to the information presented below regarding each director’s experience and qualifications that lead our Board to the conclusion that he or she should serve as a director of our Company in light of our business and structure, we also believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to our Company and our Board.
DIRECTOR NOMINEES
The Board of Directors recommends that stockholders vote “FOR” the two nominees listed below:
LAURIE HARRIS Director Since: 2019 Synchronoss Committees: • Audit (Chair) • Nominating/Corporate Governance
Laurie Harris served as global engagement audit partner at PricewaterhouseCoopers LLP (PwC), a global and top-tier assurance, tax and advisory firm, for 25 years before retiring in 2018. Ms. Harris currently serves as a director of IWG, plc, Hagerty, Inc. and on several private company boards. Ms. Harris received a bachelor of science degree in business administration from the University of Southern California and is a licensed CPA in New York and California. Our Board believes Ms. Harris’ qualifications to sit on our Board include her extensive financial experience and her more than three decades of experience advising large public companies, private equity backed entities and Fortune 100 organizations.

JEFFREY G. MILLER Director Since: 2021 Synchronoss Committees: • Business Development
Jeffrey Miller has served as our President, Chief Executive Officer and a Director since March 2021, after holding the position of interim President and Chief Executive Officer since September 2020. Mr. Miller joined Synchronoss as Chief Commercial Officer in October 2018. Mr. Miller previously served as President of IDEAL Industries Technology Group from December 2017 to October 2018. Prior to IDEAL, Mr. Miller held several senior sales and operations positions at Motorola during a 16-year tenure, most recently as Corporate Vice President and General Manager of Operations in North America for Motorola Mobility, LLC. Mr. Miller received a degree in business from Miami University of Ohio and a master’s degree in Business Administration from The Ohio State University. Our Board believes Mr. Miller’s qualifications to sit on our Board include his broad experience in the software and services industry and his experience with our Company.

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Continuing Directors — Term Ending in 2023
KRISTIN S RINNE Director Since: 2018 Synchronoss Committees: • Audit • Nominating/Corporate Governance (Chair) • Compensation • Business Development
Kristin S. Rinne held various senior positions at AT&T, including heading the company’s networks technologies organization, until she retired in 2014. Ms. Rinne brought early leadership in deploying GSM technology in the United States, setting the stage for the success of the 3GPP family of technologies. Ms. Rinne formerly held the positions of vice president of technology strategy for SBC Wireless and managing director of operations at Southwestern Bell Mobile Services. Her contributions to the industry also include serving as chairperson of the Board of Governors at 3G Americas, LLC, and the Alliance for Telecommunications Industry Solutions (ATIS). Ms. Rinne is a “Women in Technology Hall-of-Famer”, as well as a member of the “Wireless Hall of Fame,” and was named among Fierce Wireless’ “Top 10 Most Influential Women in Wireless” list from 2011 through 2014. Ms. Rinne holds a bachelor’s degree from Washburn University. Our Board believes Ms. Rinne’s qualifications to sit on our Board include her extensive experience in the telecommunications industry.

MARTIN F. BERNSTEIN Director Since: 2021 Synchronoss Committees: • Audit • Compensation • Business Development
Martin F. Bernstein has served on the Board since July 2021. Mr. Bernstein brings extensive experience working with management teams and boards on capital allocation strategies, governance, financing and operational turnarounds. He currently serves as the Head of Private Investments with B. Riley Principal Investments and is responsible for sourcing, underwriting and managing company investments in addition to leading distribution to the firm’s syndication partners. He has led numerous investments across technology, transportation, automotive, aerospace, manufacturing, power, infrastructure and other sectors. Prior to joining B. Riley in March 2021, Mr. Bernstein was with Anchorage Capital and led investments across capital structures, including public equities, private equity, performing credit, bank debt and distressed debt and restructuring situations from the firm’s New York and London offices. He previously worked as an analyst at Bocage Capital and was on the investment team for the endowment at Howard Hughes Medical Institute. Mr. Bernstein earned an AB in history from Dartmouth College. Our Board believes Mr. Bernstein’s qualifications to sit on our Board include his extensive experience working with management teams and boards on capital allocation strategies, governance, financing and operational turnarounds.

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Continuing Directors — Term Ending in 2024
STEPHEN G. WALDIS Founder and Former Chief Executive Officer Executive Chair of the Board Director Since: 2000 Synchronoss Committee: • Business Development
Stephen G. Waldis has served as our Executive Chair since January 2017, having served as Chair of the Board since 2001, Chief Executive Officer from 2000 until January 2017 and as a director since founding Synchronoss in 2000. From 2000 until 2011, Mr. Waldis also served as President. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek Corporation, a privately held professional services company serving the telecommunications industry. From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a Bachelor of Arts degree in corporate communications from Seton Hall University. Our Board believes Mr. Waldis’ qualifications to sit on our Board include his extensive experience in the software and services industry and previously serving as our Chief Executive Officer and one of our founders.

MOHAN GYANI Director Since: 2019 Synchronoss Committees: • Compensation (Chair) • Business Development
Mohan Gyani held several executive positions in the telecommunications industry including at AT&T Wireless from 2000 until he retired in 2003 as President and Chief Executive Officer of AT&T Wireless Mobility Services. Prior to AT&T, Mr. Gyani was Executive Vice President and CFO of AirTouch from 1994 to 1999. Mr. Gyani has served on numerous public and private company boards and is currently a member of the Board of Directors of Digital Turbine. Mr. Gyani received a bachelor’s degree and master’s in business administration from San Francisco State University. Our Board believes Mr. Gyani’s qualifications to sit on our Board include his extensive experience in the telecom and wireless industries and in senior financial positions.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s amended and restated by-laws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
To ratify the selection by the Audit Committee of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2022, the Company must receive a “For” vote from the majority of all the outstanding shares that are present at the Annual Meeting or represented by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal. Because this proposal is a routine matter, a broker or other nominee may generally vote on this proposal.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2021 and December 31, 2020 by Ernst & Young LLP, the Company’s principal accountant. All services described below for 2021 and 2020 were approved by the Audit Committee.
	Fiscal Year Ended
	2021	2020
	(In thousands)
Audit Fees(1)	$2,530	$2,882
Audit Related(2)	180	258
Tax Services	$—	$—
Other	$7	$7
Total Fees	$2,717	$3,147
(1)
For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements and internal control over financial reporting for the years ended December 31, 2021 and 2020. The audit fees also include the review of quarterly financial statements included in the Company’s quarterly reports on Form 10-Q, statutory audits of foreign subsidiaries and other regulatory filings or similar engagements.

(2)	Audit related fees consisted of services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16 related to our offerings.
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PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy, subject to certain permitted exceptions for certain de minimis services, is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence. The independent registered public accounting firm and management are required to meet with the audit committee to review and discuss our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices. Additionally, the audit committee is responsible for reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements. All of the services of Ernst & Young LLP for 2020 and 2021 described above were pre-approved by the audit committee.

The Board Recommends you vote FOR Proposal 2

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PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting our stockholders to vote, on an advisory basis, on the compensation of our NEOs as described in the “Compensation of Executive Officers” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, occurs on an annual basis, with the next such advisory vote being scheduled for the 2023 annual meeting of stockholders, and gives our stockholders the opportunity to express their views on the compensation of our NEOs.
COMPENSATION PROGRAM AND PHILOSOPHY
Our executive compensation philosophy and programs are designed to attract, retain and motivate high-quality executives who possess the diverse skills and talents required to help us achieve our short and long-term financial and strategic goals. We believe that our executive compensation programs foster a performance-oriented culture that aligns our executives’ interests with those of our stockholders over the long term. We believe that the compensation of our executives is both appropriate for and responsive to the goal of improving stockholder value. Specifically, we tie a significant portion of executive compensation to stockholder return in the form of at-risk or variable realizable compensation. The approval, on an advisory basis, of the compensation of the Company’s NEO’s requires a “For” vote from the majority of all of the outstanding shares that are present at the Annual Meeting or represented by proxy and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” this proposal and will have no effect on this proposal.
COMPENSATION DISCUSSION AND ANALYSIS
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the tables and narrative discussion that follow for detail about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs.
RECOMMENDATION
For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:
RESOLVED:
That the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders.
Even though this say-on-pay vote is advisory and therefore will not be binding, our Compensation Committee and our Board value the opinions of our stockholders. Accordingly, we expect to take into account the outcome of the vote when considering future executive compensation decisions.

The Board Recommends you vote FOR Proposal 3

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PROPOSAL 4
APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (THE “AUTHORIZED SHARE AMENDMENT”)
Our Board unanimously recommends that stockholders approve the amendment to the Company’s Restated Certificate of Incorporation (the “Certificate”), to increase the aggregate number of authorized shares of common stock. The Certificate currently authorizes the Company to issue a total of 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001 per share. Our Board has approved and is seeking stockholder approval of an amendment to the first paragraph of Article IV of our Certificate to implement an increase in the number of shares of authorized common stock from 100,000,000 to 150,000,000 (“Authorized Share Amendment”).
The amended language would read as follows:
“The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is one hundred fifty million (150,000,000) par value $0.0001 per share and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.0001 per share.”
The Board has unanimously determined that the Authorized Share Amendment is advisable and in the best interest of the Company and our stockholders and recommends that our stockholders approve the Authorized Share Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Authorized Share Amendment by our stockholders.
No other changes to our Certificate are being proposed, including with respect to the number of authorized shares of preferred stock. The Authorized Share Amendment is not intended to modify the rights of existing stockholders in any material respect.
Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed Authorized Share Amendment to increase the number of authorized shares of common stock and we will not independently provide stockholders with any such rights.
If approved by the requisite vote of the stockholders described below, the first paragraph of Article IV of our Certificate will be amended as set forth in Annex A (“Certificate of Amendment”), and we urge you to read the Certificate of Amendment in its entirety before casting your vote.
Reasons for the Authorized Share Amendment
The Board is proposing the Authorized Share Amendment to increase the number of authorized shares of our common stock from 100,000,000 shares to 150,000,000 shares. Of the 100,000,000 shares of common stock that are currently authorized to be issued under the Certificate, as of      , 2022        shares are issued and outstanding.         are reserved for issuance under our 2015 Equity Incentive Plan, and       are reserved for issuance under our 2017 New Hire Equity Incentive Plan. Therefore, we currently have       authorized shares of common stock for future issuance.
Our Board is recommending the Authorized Share Amendment so that we have sufficient additional authorized but unissued shares of our common stock available for equity compensation, including the additional shares under the 2015 Equity Plan Amendment, and for the future corporate finance, business development and other corporate purposes. The Board believes that the increase in the number of authorized shares of common stock is necessary to provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy, without the potential expense or delay associated with obtaining stockholder approval for any particular issuance. Other than issuances pursuant to equity incentive plans, as of the date of this Proxy Statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal, and there are no negotiations pending with respect to the issuance therefore for any purpose. The additional shares of common stock to be authorized pursuant to the proposed Authorized Share Amendment will be identical to the shares of common stock currently authorized and outstanding under our Certificate, none of which have preemptive or similar rights to acquire the newly authorized shares.
In determining the size of the proposed Authorized Share Amendment, the Board considered a number of factors, including the factors set forth above, the Company’s historical issuances of shares and the Company’s potential future needs, including that over a number
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of years the Company may potentially need additional shares in connection with future issuances under equity compensation plans and one or more future equity transactions, acquisitions or other strategic transactions. If the stockholders do not approve this proposal, then the Company will not have needed additional shares available or would be required to seek stockholder approval in connections with any such transaction, which may delay or otherwise have a material adverse effect on such transaction or the Company.
Effect of the Authorized Share Amendment
Increasing the number of authorized shares of our common stock will not alter the number of shares of our common stock presently issued and outstanding or reserved for issuance, and will not change the relative rights of holders of any shares. The additional authorized shares of our common stock, if and when issued, would have the same rights and privileges as the shares of our common stock previously authorized, issued and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.
If the proposed Authorized Share Amendment is adopted, other than with respect to the shares of common stock subject to the 2015 Equity Incentive Plan and the 2017 New Hire Equity Incentive Plan, the newly authorized shares of our common stock would be unreserved and available for issuance. No further stockholder authorization would be required prior to the issuance of such shares of our common stock by the Company, except where stockholder approval is required by our Certificate of Incorporation, Bylaws, as amended, or law.
The increase in our authorized shares of our common stock would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders. However, any subsequent issuance, or the possibility of such issuance, of shares of our common stock (including the exercise of stock options and warrants, and the issuance of shares of our common stock under the 2015 Equity Incentive Plan and the 2017 New Hire Equity Incentive Plan) would reduce each stockholder’s proportionate interest in the Company, and may depress the market price of our common stock.
Except as set forth in the Authorized Share Amendment, all of the remaining provisions of the Certificate will remain in full force and effect without change.
Anti-takeover Effects
SEC rules and regulations require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other certificate of incorporation and bylaw provisions that could have an anti-takeover effect. Although the Board has not proposed the Authorized Share Amendment and the increase in the number of authorized shares of our common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares of our common stock could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed Authorized Share Amendment and authorized common stock increase is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.
This proposal is not prompted by any specific effort or takeover threat currently perceived by the Board or management.
Timing of the Proposed Authorized Share Amendment
If our stockholders approve this Proposal 4 at the Annual Meeting, we will file the Authorized Share Amendment to our Certificate with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of common stock as soon as practicable following the Annual Meeting. Upon approval and following such filing with the Secretary of State of Delaware, the Authorized Share Amendment will become effective on the date it is filed.
Required Vote
The affirmative vote from the holders of a majority of the outstanding shares of common stock is required to approve the Authorized Share Amendment. Abstentions and broker non-votes will have the same effect as an “Against” vote on this proposal.

The Board Recommends you vote FOR Proposal 4

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PROPOSAL 5
APPROVAL OF AMENDMENT OF THE SYNCHRONOSS TECHNOLOGIES, INC. 2015 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY’S 2015 EQUITY INCENTIVE PLAN, CONCURRENT WITH AND CONDITIONED UPON THE EFFECTIVENESS OF THE AUTHORIZED SHARE AMENDMENT
Concurrent with and conditioned upon the effectiveness of the Authorized Shares Amendment (Proposal 4), our Board unanimously recommends that stockholders approve the amendment of our 2015 Equity Incentive Plan (the “Existing Plan”) to increase the maximum total number of shares of our Common Stock we may issue under the Existing Plan by 12,900,000 shares (the “2015 Equity Plan Amendment”). Our Compensation Committee approved the amendment, subject to approval of the Board and the stockholders, and the Board approved the amendment, subject to approval of the stockholders. If our stockholders do not approve the 2015 Equity Plan Amendment and the Authorized Share Amendment, the existing version of the Existing Plan will remain in effect and unchanged.
The 2015 Equity Plan Amendment is contingent upon, and will be implemented only if, the Authorized Share Amendment is approved by the stockholders and effected by the Board. In the event that this 2015 Equity Plan Amendment is approved but the Authorized Share Amendment is not approved, the Board will abandon this Proposal 5 and the proposed increase to the number of shares issuable under the 2015 Equity Incentive Plan will not be implemented. If our stockholders approve the Authorized Share Amendment and the Board chooses to effect it and this Proposal 5 is approved, the Board would increase the number of shares issuable under the 2015 Equity Incentive Plan.
The 2015 Equity Plan Amendment provides for an increase of 12,900,000 shares of common stock available for issuance under the Existing Plan.
BACKGROUND AND REASON FOR THE PROPOSAL
We have approximately 1,500 employees and anticipate growth in the future. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to attract and retain key contributors. Accordingly, our Board has approved the 2015 Equity Plan Amendment to increase to the share reserve under the Existing Plan to ensure a sufficient number of shares will be available for recruiting and retention purposes over the coming years. Should stockholder approval of this Proposal 5 not be obtained, no additional shares will be added to the share reserve under the Existing Plan. However, we will retain the ability to issue the shares of our Common Stock which were previously approved by stockholders for issuance under the Existing Plan.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 regarding shares of common stock that may be issued under the Company’s equity compensation plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,350,621(1)	$6.75	1,627,445(2)
Equity compensation plans not approved by security holders	363,935(3)	$3.92	545,167(4)
TOTALS	4,714,556	$6.53	2,172,612
(1)
In addition, as of December 31, 2021, there were 2,063,476 shares of unvested restricted common stock, which are subject to the risk of forfeiture if the underlying time-based vesting conditions are not satisfied.

(2)	Consists of 1,627,445 shares available for issuance under the 2015 Equity Incentive Plan.
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(3)	In addition, as of December 31, 2021, there were 510,534 shares of unvested restricted common stock issued pursuant to the 2017 New Hire Incentive Plan.
(4)	Consists of 545,167 shares available for issuance under the 2017 New Hire Incentive Plan.
Additional Equity Compensation Plan Information
The following is our overhang information, which measures the number of shares of our Common Stock subject to equity-based awards outstanding but unexercised or unvested, as of March 31, 2022 for all of the Company’s existing equity compensation plans, as well as certain other information relating to outstanding awards under the plans:
•	Stock options outstanding:
•	Weighted average exercise price of outstanding stock options: $
•	Weighted average remaining contractual term of outstanding stock options:
•
Full value stock awards outstanding (including       unvested restricted stock awards and       performance-based restricted stock units based on achieving the actual outcome, where known, or achieving the maximum potential outcome, where the performance period has not ended):

•	Shares available for future grant of awards:
•	Shares available for future grant of awards under 2015 Equity Incentive Plan:
•	Shares available for future grant of awards under 2017 New Hire Incentive Plan:
•	Total shares of Common Stock outstanding as of , 2022:
Description of the 2015 Plan
The principal terms and provisions of the 2015 Equity Incentive Plan, as amended and restated by the 2015 Equity Plan Amendment (together, the “2015 Plan”), including the proposed amendment, are summarized below. This summary is qualified in its entirety by reference to the complete text of the Existing Plan. Stockholders are encouraged to read the actual text of the 2015 Plan, which is appended to this Proxy Statement as filed with the SEC as Annex B and may be accessed from the SEC’s website at www.sec.gov.
Securities Subject to 2015 Plan.
The number of shares of our Common Stock that may be issued pursuant to incentive stock options granted under the 2015 Plan shall not exceed 10,000,000. Stock options and stock appreciation rights (“SARs”) granted under the 2015 Plan will reduce the 2015 Plan share reserve by one share for every share granted, and stock awards other than options and SARs granted under the 2015 Plan will reduce the 2015 Plan share reserve by 1.5 shares for every share granted.
To the extent that Options, SARs or stock units are forfeited or expire for any other reason before being exercised or settled in full, the shares of our Common Stock subject to such awards shall again become available for issuance under the 2015 Plan. If shares of our Common Stock issued upon the exercise of Options are reacquired by us pursuant to a forfeiture provision or repurchase right at no greater than their original exercise or purchase price (if any), then such Common Shares shall again become available for issuance under the 2015 Plan. Further, to the extent that an award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the 2015 Plan. Any Common Shares that again become available for issuance under the 2015 Plan shall be added back as (i) one share if such shares were subject to Options or SARs granted under the 2015 Plan and (ii) 1.5 shares if such shares were subject to awards other than an Option or SAR granted under the 2015 Plan.
Notwithstanding the foregoing, the following Common Shares shall not again become available for issuance under the 2015 Plan: (i) Common Shares subject to an award not delivered to a participant because the award is exercised through a reduction of shares (i.e., “net exercised”), (ii) if a SAR is settled in Common Shares, the number of shares subject to the SAR that are not delivered upon such settlement, (iii) Common Shares subject to an Award withheld to satisfy tax withholding obligations related to the Award or applied to pay the exercise price of an Option or SAR; (iv) Common Shares tendered (either through actual delivery or attestation) to pay the exercise price of an Option or SAR; or (v) Common Shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of an option.
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Types of Awards
The 2015 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, stock unit awards and SARs (collectively, “stock awards”) and performance cash awards.
Limitations
No one person participating in the 2015 Plan may be granted during any one fiscal year of the Company options, SARs or restricted stock or stock unit awards covering more than 2,000,000 shares of our Common Stock in the aggregate. However, we may grant to a new employee awards covering a maximum of 3,000,000 shares in the fiscal year in which his or her service as an employee first begins. Further, no one person participating in the 2015 Plan may be paid during any one fiscal year of the Company more than $2,500,000 in cash pursuant to performance cash awards. In addition, no non-employee director may be granted during any one fiscal year of the Company awards covering more than 150,000 shares of our Common Stock in the aggregate.
The 2015 Plan specifies that no individual may be granted more than 2,000,000 RSUs subject to performance-based vesting during any fiscal year of the Company. The 2015 Plan also provides that no one person may be granted more than 2,000,000 restricted shares subject to performance-based vesting during any fiscal year of the Company. However, these limits are increased, so that we may grant to a new employee 3,000,000 RSUs and/or 3,000,000 restricted shares subject to performance-based vesting in the fiscal year of the Company in which his or her service as an employee first begins. In addition, the maximum amount that may be paid to any individual pursuant to performance cash awards for each fiscal year in a performance period shall not exceed $2,500,000.
The performance goals that may apply to RSUs, restricted stock awards and performance cash awards include:
• Earnings (before or after taxes)	• Return on operating revenue
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation	• Working capital
• Earnings before interest, taxes, depreciation and amortization and as percentage of revenue	• Sales or revenue (in the aggregate or in specific growth areas)
• Total stockholder return and/or value	• Economic value added (or an equivalent metric)
• Return on equity or average stockholders’ equity	• Cash flow or cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income and as percentage of revenue	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Operating profits	• Net profits
• Profit returns and margins	• Contract awards or backlog
• Market Share	• Revenue excluding total advertising cost
Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment, business unit affiliate of the Company or of an individual, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.
Administration. Our Compensation Committee, which is comprised of three independent members of our Board, will administer the 2015 Plan. The 2015 Plan may also be administered with respect to optionees and recipients of restricted stock who are not executive officers subject to the short-swing liability rules of the federal securities laws by our Board or a secondary committee comprised of one or more members of our Board. Our Compensation Committee (or our Board or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the 2015 Plan) to determine the eligible individuals who are to receive awards under the 2015 Plan, the number of shares to be covered by each granted award, the date or dates on which an option or SAR is to become exercisable or other award is to vest, the maximum term for which an award is to remain outstanding, whether a granted option will be an incentive stock option that satisfies the requirements of Section 422 of the Code or a non-statutory option not
Synchronoss Technologies 73

intended to meet such requirements, and the other provisions of each award. Our Compensation Committee also has the discretionary authority to provide for accelerated vesting in connection with death, disability, retirement, involuntary termination, or in connection with a grantee’s involuntary termination prior to or following a change in control of the Company. Our Compensation Committee has established a Key Employee Equity Awards Committee, with our Chief Executive Officer as its sole member, whose purpose is to approve stock option and restricted stock grants to our newly hired employees subject to guidelines previously approved by our Compensation Committee.
Eligibility. Employees (including officers), directors and consultants who render services to us or our subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the 2015 Plan. However, only non-employee directors are eligible to participate in the Annual Director Grant Program (see “Annual Director Grant Program” below). As of _________, 2022, approximately 1,500 persons (including five executive officers, Mr. Miller, our Chief Executive Officer and a director, Mr. Waldis, our Executive Chair, and four non-employee directors) were eligible to participate in the 2015 Plan.
No Repricings Other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, unless stockholder approval is obtained, neither the 2015 Plan administrator nor any other person may decrease the exercise price for any outstanding option or SAR after the date of grant nor cancel or allow an optionee to surrender an outstanding option or SAR to the Company as consideration for the grant of a new option or SAR with a lower exercise price or the grant of another type of award under this Plan (including a cash award), the effect of which is to reduce the exercise price of any outstanding option or SAR or take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of Nasdaq.
Summary of Types of Awards
Option Grants
A stock option gives the optionee a right to purchase shares of our Common Stock at an exercise price that is determined at the time an option is granted. Stock options are granted pursuant to stock option agreements adopted by the plan administrator who determines the terms and conditions of options granted under the 2015 Plan, including whether they are incentive stock options (“ISOs”) or non-statutory stock options (“NSOs”).
Exercise Price. The plan administrator determines the exercise price of options granted under the 2015 Plan, which may not be less than one hundred percent (100%) of the fair market value of our Common Stock on the date the option is granted except in the case of replacement options granted to service providers of entities that are acquired by us. The exercise price of options granted under the 2015 Plan may be paid in cash or, with the plan administrator’s consent, in shares of our Common Stock or by withholding shares otherwise issuable upon the exercise of the option. Stock options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The plan administrator may also assist any optionee in the exercise of his or her outstanding options by authorizing a Company loan to the optionee, however, under current law, loans to an executive officer or director would generally not be permitted. The plan administrator may also permit payment of the exercise price and any withholding taxes in any other form consistent with applicable laws, regulations and rules.
Vesting and Exercisability. Options vest and become exercisable at the rate specified by the plan administrator provided that with respect to 95% of the shares available for issuance under the 2015 Plan on April 4, 2019, the stock option shall not become exercisable prior to the optionee completing at least one year of service following the grant of such stock option, except the award agreement may provide for accelerated vesting in the event of the optionee’s death or disability.
Option Term and Termination of Service. The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of seven years. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from the termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.
74 Synchronoss Technologies

Tax Limitations on Incentive Stock Options. Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporations. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the 2015 Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000. In the case of an incentive stock option granted to a person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our combined voting power or that of any of our affiliates: (a) the exercise price must be at least 110% of the fair market value of the stock subject to the option on the grant date and (b) the term of the option must not exceed five years from the option grant date.
Stock Appreciation Rights. A SAR allows a recipient to benefit from increases in the value of our Common Stock, but does not provide any ownership interest in our Common Stock. SARs are granted pursuant to stock appreciation right agreements adopted by the plan administrator and may be granted in tandem with, or independent of, option grants under the 2015 Plan. The plan administrator determines the term of SARs granted under the 2015 Plan, up to a maximum of seven years. The plan administrator also determines the exercise price of each SAR, which cannot be less than the fair market value of our Common Stock on the date the SAR is granted except in the case of replacement SARs granted to service providers of entities that are acquired by us. Upon exercise of an independent SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our Common Stock on the date of exercise over the exercise price, multiplied by (b) the number of shares of our Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of our Common Stock, or any combination thereof; provided that with respect to 95% of the shares available for issuance under the 2015 Plan on April 4, 2019, the SAR shall not become exercisable prior to the recipient completing at least one year of service following the grant of such SAR, except the SAR agreement may provide for accelerated vesting in the event of the optionee’s death or disability. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (b) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Committee, be made in cash, in shares of Common Stock, or any combination thereof. Each SAR may or may not be subject to vesting tied to length of service or attainment of performance goals. If a participant’s service terminates for any reason, then the participant or the participant’s beneficiary may exercise any vested SARs during the post-termination exercise period specified by the plan administrator (but in no event after expiration of the SAR’s term).
Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock agreements adopted by the plan administrator which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, (d) full-recourse promissory notes or (e) any other form of legal consideration approved by the plan administrator. The issued shares may be subject to a vesting schedule tied to length of service or attainment of performance goals; provided that, the restricted shares will not vest prior to the holder completing at least one year of service following the grant of such award, except the restricted stock agreement may provide for accelerated vesting in the event of the holder’s death or disability. Any dividends on restricted shares will be subject to the same vesting conditions as applicable to the restricted shares and will be accumulated and paid when the restricted shares vest. Upon termination of the participant’s service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company.
Restricted Stock Unit Awards. Restricted stock unit awards represent the right to receive the value of shares of our Common Stock at a specified date in the future. RSUs are granted pursuant to RSU agreements approved by the plan administrator. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required in connection with an RSU. Each award of RSUs may be subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis; provided that the stock units will not vest prior to the holder completing at least one year of service following the grant of such stock unit, except the RSU agreement may provide for accelerated vesting in the event of the holder’s death or disability. Dividend equivalents may be credited in respect of shares covered by an RSU, however, any dividend equivalents on RSUs will be subject to the same vesting conditions as applicable to the RSUs and will be accumulated and paid when the RSUs vest. Except as otherwise provided in the applicable stock unit agreement, unvested RSUs are forfeited upon termination of the recipient’s service for any reason.
Performance Cash Awards. A performance cash award is a cash award that may be granted upon the attainment of performance goals for a specified period of one or more fiscal years. The plan administrator determines the performance goals and other terms and conditions of performance cash awards.
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General Provisions
Change in Control. Upon the occurrence of a Change in Control, all Common Shares acquired under the 2015 Plan and all awards outstanding on the effective date of the Change in Control shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which we are party, in the manner determined by the plan administrator). Such transaction agreement or determination need not treat all awards (or portions thereof) in an identical manner. Unless an award agreement provides otherwise, the treatment specified shall include one or more of the following with respect to each outstanding award:
•	The continuation of, assumption of, or substitution for each outstanding award by the continuing or succeeding entity;
•
If the continuing or succeeding entity does not assume or substitute equivalent awards, then full exercisability of each outstanding award, option and SAR and full vesting of the Common Shares subject to each such award, followed by their cancellation. Such full exercisability and vesting, and any exercise of an award during such period, may be contingent on the closing of the transaction;

•
The cancellation of each such award and a payment to the participant with respect to each share subject to the award equal to the excess of (x) the value, as determined by the plan administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (y) the per-share exercise price of such award. Such payment may be made in installments and may be deferred until the date or dates when such award would have become exercisable or the Common Shares subject to such award would have vested. Such payment may be subject to vesting based on the participant’s continuing service, provided that the vesting schedule shall not be less favorable than the schedule that applied prior to the transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement generally may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares.

•
The assignment of any reacquisition or repurchase rights held by us in respect of an award of restricted shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such rights.

Our Compensation Committee also has the discretion to provide in the award agreement that an award under the 2015 Plan will immediately vest as to all or any portion of the shares subject to the award whether or not upon a Change in Control in the event of an involuntary termination prior to or following the Change in Control.
A Change in Control will be deemed to occur for purposes of the 2015 Plan in the event of (a) a merger or consolidation of the Company into another entity, provided that persons who were not stockholders prior to the transaction own 50% or more of the voting power of the successor entity thereafter; (b) a sale of all or substantially all of the Company’s assets; and (c) transactions in which certain persons acquire at least 50% of our total voting power.
Valuation. For purposes of establishing the option price and for all other valuation purposes under the 2015 Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on Nasdaq. The market value of the Common Stock as of      , 2022 was $      per share which was the closing sales price as reported on Nasdaq on such date.
Changes in Capital Structure. In the event there is a specific change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the 2015 Plan, including the limit on ISOs and the maximum number of shares that could be added to the 2015 Plan from the Predecessor Plan, (b) the maximum number of options, SARs, performance-based restricted shares, performance-based RSUs that can be granted to any participant in a fiscal year (including awards granted to our non-employee directors), and maximum cash amount paid under a performance cash award to any participant in a fiscal year, and (c) the number of shares and exercise prices, if applicable, of all outstanding stock awards.
Nontransferability of Awards. Awards granted under the 2015 Plan will not be transferable by the participant, other than by beneficiary designation, will or the laws of descent and distribution. Awards will be exercisable during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. However, the plan administrator may permit the transfer of awards other than ISOs to certain family members of participants. In no event may an Award be transferred to anyone for any consideration including for cash or other securities.
Plan Amendments and Termination. The 2015 Plan will continue in effect until it is terminated by our Board or Compensation Committee of our Board, however no ISOs will be granted after the 10th anniversary of the date the Board approved the 2015 Plan (or, if later, the date the Board approves an increase in the number of shares reserved under the 2015 Plan). Our Board or Compensation Committee may amend or modify the 2015 Plan in any and all respects
76 Synchronoss Technologies

whatsoever. The approval of our stockholders will be obtained to the extent required by applicable law, except that stockholder approval must be obtained to amend the prohibition on decreasing the exercise price for any outstanding option or SAR. Our Board or Compensation Committee may, at any time and for any reason, terminate the 2015 Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.
FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE 2015 PLAN
The following is a general summary as of the date of this Proxy Statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the 2015 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2015 Plan.
Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.
If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.
Non-statutory Stock Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.
Stock Appreciation Rights. In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.
Restricted Stock Awards. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.
Restricted Stock Unit Awards. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU.
Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our Common Stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.
Synchronoss Technologies 77

Tax Treatment of the Company. The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2015 Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the 2015 Plan.
New Plan Benefits and Option Grant Table
No awards will be made under the 2015 Plan until after the date of our Annual Meeting. Because the 2015 Plan is discretionary, benefits to be received by individual participants are not determinable other than as set forth below. However, pursuant to our current non-employee director compensation program established by our Board, each non-employee member of our Board is entitled to receive an initial and annual equity grant as discussed above under the heading “Director Compensation”. The table below shows, as to each of the current executive officers named in the Summary Compensation Table and the various indicated groups (a) the number of shares of Common Stock for which options have been granted for (i) the one (1)-year period ended December 31, 2021 and (ii) the period through      , 2022, (b) the weighted-average exercise price per share, and (c) the direct stock issuance received during each period.
	Number of Options			Shares of Restricted Stock Issued
Name and Position	2021	Through , 2022	Weighted- Average Exercise Price of Granted Options	2021	Through , 2022
Jeffrey Miller, Chief Executive Officer and Director	250,948	-0-	$3.95	151,899	-0-
Taylor Greenwald, Chief Financial Officer	206,711	-0-	$2.50	360,000	-0-
Christopher Hill, Chief Commercial Officer	68,469	-0-	$2.60	68,469	-0-
Louis Ferraro Jr., EVP Finance Operations, Chief Human Resources Officer	49,730	-0-	$2.93	29,730	-0-
Patrick Doran, Chief Technology Officer	67,568	-0-	$2.94	67,568	-0-
Christina Gabrys, Chief Legal Officer, Secretary	13,509	-0-	$2.95	9,254	-0-
All current executive officers as a group	656,935	-0-	N/A	686,920	-0-
All current directors who are not executive officers as a group	113,237	-0-	N/A	124,856	-0-
During fiscal 2022, our Compensation Committee approved the following grants and awards, subject to stockholder approval of this Proposal 5, to each of the current executive officers named in the Summary Compensation Table and the various indicated groups set forth in the table below.
Name	Number of Options	Shares of Restricted Stock
Jeffrey Miller
Taylor Greenwald
Christopher Hill
Patrick Doran
Louis Ferraro
Christina Gabrys
All current executive officers as a group
All current directors who are not executive officers as a group
78 Synchronoss Technologies

Required Vote
The affirmative vote from the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve the 2015 Equity Plan Amendment. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal. Because this proposal is a non-routine matter, a broker or other nominee may generally vote and therefore broker non-votes are expected to exist in connection with this proposal.

The Board Recommends you vote FOR Proposal 5

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STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
If you wish to submit a proposal for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company’s by-laws and submitted in writing to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Third Floor, Bridgewater, New Jersey 08807, Attn: Secretary, to be received no later than the close of business on      , 2022 (120 days before the first anniversary of the date this Proxy Statement is released to stockholders). However, if the date of the Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of this Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials.
If you wish to submit a proposal to be presented at the 2023 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your proposal must be submitted in writing and in conformance with our by-laws to Synchronoss Technologies, Inc., 200 Crossing Boulevard, Third Floor, Bridgewater, New Jersey 08807, Attn: Secretary, no later than the close of business on the 45th day prior to the first anniversary of the date this Proxy Statement is released to stockholders (     , 2023), nor earlier than the close of business on the 75th day prior to the first anniversary of the date this Proxy Statement is released to stockholders (     , 2023). In the event that the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the first anniversary of this Annual Meeting, then notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses (including our corporate website at www.synchronoss.com) are intended to provide inactive, textual references only and are not intended to be active hyperlinks in this proxy. The information on these websites is not part of this Proxy Statement.
80 Synchronoss Technologies

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Christina Gabrys
Chief Legal Officer, Secretary
Synchronoss Technologies, Inc.
200 Crossing Boulevard, 3rd Floor
Bridgewater, NJ 08807
(800) 575-7606
Or
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 20018
(800) 322-2885
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend and vote at the Annual Meeting, please vote using the internet or by telephone or by signing and returning a proxy card, if you have received one, so that your shares will be represented at the Annual Meeting. The form of Notice and this Proxy Statement have been approved by the Board of Directors and are being mailed, delivered, or made available to stockholders by its authority.
The Board of Synchronoss Technologies, Inc.
Bridgewater, New Jersey
     , 2022
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ANNEX A
PROPOSED CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SYNCHRONOSS TECHNOLOGIES, INC.
82 Synchronoss Technologies

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF SYNCHRONOSS TECHNOLOGIES, INC.
a Delaware corporation

(Pursuant to Section 242 and 245 of
The Delaware General Corporation Law)
Synchronoss Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”),
DOES HEREBY CERTIFY:
FIRST:    That the name of this corporation is Synchronoss Technologies, Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on September 19, 2000 under the name Synchronoss Technologies, Inc.
SECOND:  The first paragraph of Article IV of the Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:
The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is one hundred and fifty million (150,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.0001 per share.
THIRD:   This Certificate of Amendment shall become effective upon its filing in accordance with the provisions of Section 103(d) of the DGCL.
IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation this    day of    , 2022.
/s/ Jeffrey Miller
Jeffrey Miller
Chief Executive Officer
Synchronoss Technologies 83

ANNEX B
SYNCHRONOSS TECHNOLOGIES, INC.
2015 EQUITY INCENTIVE PLAN
(AMENDED AND RESTATED AS OF      , 2022)
84 Synchronoss Technologies

SYNCHRONOSS TECHNOLOGIES, INC.
AMENDED AND RESTATED
2015 EQUITY INCENTIVE PLAN
ARTICLE 1. INTRODUCTION.
The Amended and Restated Plan was adopted by the Board on April _, 2022, and will become effective immediately upon its approval by the Company’s stockholders. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares, Stock Units and Performance Cash Awards. Capitalized terms used in this Plan are defined in Article 14.
ARTICLE 2. ADMINISTRATION.
2.1 General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which shares of the Company’s common stock are traded, and shall have the authority and be responsible for such functions as have been assigned to it.
2.2 Section 162(m). To the extent an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Code Section 162(m).
2.3 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
2.4 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.
2.5 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
2.6 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 24,100,000 Common Shares, (b) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the Effective Date and (c) any Common Shares subject to outstanding options under the Predecessor Plan on the Effective Date that subsequently expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company at no greater than the original exercise or purchase price (if any) (provided that with respect to awards granted on or after May 10, 2010, under the Predecessor Plan, any Common Shares that again become available for issuance under the Plan under this Clause (c) shall be added back as (i) one share if such shares were subject to Options or SARs granted under the Predecessor Plan and (ii) 1.5 shares if such shares were subject to Awards other than an Option or SAR granted under the Predecessor Plan) and (d) the additional
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Common Shares described in Article 3.3; provided, however, that no more than 6,151,101 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. Subject to Section 3.3, the number of Common Shares that may be awarded under the Plan shall be reduced by: (a) one share for every Option and SAR granted under the Plan; and (b) 1.5 shares for every Award other than an Option or SAR granted under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.
3.2 Intentionally Omitted.
3.3 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or repurchase right at no greater than their original exercise or purchase price (if any), then such Common Shares shall again become available for issuance under the Plan. Further, to the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan. Any Common Shares that again become available for Awards under this Section 3.3 shall be added back as (i) one share if such shares were subject to Options or SARs granted under the Plan and (ii) 1.5 shares if such shares were subject to Awards other than an Option or SAR granted under the Plan
Notwithstanding the foregoing, the following Common Shares shall not again become available for issuance under this Article 3.3: (i) Common Shares subject to an Award not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), (ii) if a SAR is settled in Common Shares, the number of shares subject to the SAR that are not delivered to the Participant upon such settlement, (iii) Common Shares subject to an Award not delivered to a Participant because such Common Shares are withheld to satisfy tax withholding obligations related to the Award or are applied to pay the Exercise Price of an Option or SAR; (iv) Common Shares tendered by a Participant (either through actual delivery or attestation) to pay the Exercise Price of an Option or SAR; or (v) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option.
3.4 Awards Not Reducing Share Reserve in Article 3.1. To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.
3.5 Code Section 162(m) and 422 Limits. Subject to adjustment in accordance with Article 9:
(a) The maximum aggregate number of Common Shares subject to Options and SARs that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 2,000,000, except that the Company may grant to a new Employee in the fiscal year in which his or her Service as an Employee first commences Options and/or SARs that cover (in the aggregate) up to an additional 1,000,000 Common Shares;
(b) The maximum aggregate number of Common Shares subject to Restricted Share awards and Stock Units that may be granted under this Plan during any fiscal year to any one Participant shall not exceed 2,000,000, except that the Company may grant to a new Employee in the fiscal year in which his or her Service as an Employee first commences Restricted Shares and/or Stock Units that cover (in the aggregate) up to an additional 1,000,000 Common Shares;
(c) The maximum aggregate number of Common Shares subject to Awards granted to an Outside Director during any fiscal year of the Company shall not exceed 150,000 shares;
(d) No Participant shall be paid more than $2,500,000 in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan; and
(e) No more than 10,000,000 Common Shares may be issued under the Plan upon the exercise of ISOs.
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ARTICLE 4. ELIGIBILITY.
4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.
4.2 Other Awards. Awards other than ISOs may only be granted to Service Providers.
ARTICLE 5. OPTIONS.
5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be such price as is determined by the Administrator in its discretion; provided however, that unless an Option is intended to comply with Code Section 409A (and not, for the avoidance of doubt, be exempt from Code Section 409A) the Exercise Price of any Option granted to a Participant subject to taxation in the United States shall be not be less than 100% of the Fair Market Value of a Common Share on the date of grant; provided further that the preceding clause shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).
5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable; provided that with respect to 95% of the shares available for issuance under the Plan on April 4, 2019, the Option shall not become exercisable prior to the Optionee completing at least one year of Service following the grant of such Option. Notwithstanding the foregoing, a Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death or disability. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 7 years from the date of grant.
5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.
5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustment provided in Article 9, neither the Committee nor any other person may (a) decrease the exercise price of any outstanding Option after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding Option to the Company in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another Award the effect of which is to reduce the exercise price of any outstanding Option, or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).
5.7 Buyout Provisions. Except to the extent prohibited by Article 5.6, the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.
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5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;
(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or
(d) Through any other form or method consistent with applicable laws, regulations and rules.
ARTICLE 6. STOCK APPRECIATION RIGHTS.
6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.
6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable; provided that with respect to 95% of the shares available for issuance under the Plan on April 4, 2019, the SAR shall not become exercisable prior to the Optionee completing at least one year of Service following the grant of such SAR. Notwithstanding the foregoing, a SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death or disability. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 7 years from the date of grant.
6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.
6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR. Notwithstanding anything in this Plan to the contrary, and except for the
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adjustment provided in Article 9, neither the Committee nor any other person may: (a) decrease the exercise price of any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Company in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another Award the effect of which is to reduce the exercise price of any outstanding SAR, or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).
ARTICLE 7. RESTRICTED SHARES.
7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, full-recourse promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3 Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting and/or other conditions as the Administrator may determine; provided that, the Restricted Shares will not vest prior to the holder completing at least one year of Service following the grant of such Award. Notwithstanding the foregoing, a Restricted Stock Agreement may provide for accelerated exercisability in the event of the holder’s death or disability. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.
7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, shall require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. If any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability, vesting conditions and forfeitability as the Restricted Shares with respect to which they were paid.
ARTICLE 8. STOCK UNITS.
8.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
8.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
8.3 Vesting Conditions. Each Award of Stock Units shall be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement; provided that the Stock Units will not vest prior to the holder completing at least one year of Service following the grant of such Stock Unit. Notwithstanding the foregoing, a Stock Unit Agreement may provide for accelerated exercisability in the event of the holder’s death or disability. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.
8.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents shall be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. If any dividend equivalents are paid with respect to Stock Units, then such dividend equivalents shall be subject to the same conditions, vesting schedule and restrictions as the Stock Units to which they attach.
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8.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 9.
8.6 Death of Recipient. Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.
8.7 Modification or Assumption of Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.
8.8 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
ARTICLE 9.  ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:
(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.5;
(b) The number and kind of shares covered by each outstanding Option, SAR and Stock Unit; or
(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator (in accordance
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with this Article 9.3), with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. The treatment specified in the transaction agreement or by the Administrator shall include one or more of the following with respect to each outstanding Award:
(a) The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(b) The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;
(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;
(d) If outstanding Awards, Options and SARs are not assumed, or equivalent awards are not substituted, by the surviving entity or its parent, then full exercisability and full vesting (with respect to performance vested Awards, Options or SARs, assuming the achievement of the maximum performance targets thereunder) of the Common Shares subject to such Awards, Options and SARs, followed by the cancellation of such Awards, Options and SARs. The full exercisability of such Awards, Options and SARs and full vesting of such Common Shares maybe contingent on the closing of such transaction. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such transaction, unless (i) a shorter period is required to permit a timely closing of such merger, consolidation or Change in Control and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period maybe contingent on the closing of such transaction;
(e) The cancellation of such Award and a payment to the Participant with respect to each share subject to the Award equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”). Such payment may be made in installments and may be deferred until the date or dates when such Award would have become exercisable or the Common Shares subject to such Award would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares subject to such Award would have vested. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Stock Unit or other Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Stock Unit Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4). For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security; or
(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
For avoidance of doubt, the Administrator shall have the discretion to provide for the acceleration of vesting upon the occurrence of a Change in Control in the event of an involuntary termination prior to or following the Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.
Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
ARTICLE 10. OTHER AWARDS.
10.1 Performance Cash Awards. A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period. A Performance Cash Award may also require the completion of a specified period of continuous Service. The length of the Performance Period, the Performance Goals to be attained during the
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Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical.
10.2 Other Awards. Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance this Plan, the Company may grant other forms of equity-based awards not specifically described herein and may grant awards under other plans or programs where such awards are settled in the form of Common Shares issued under this Plan; provided that such other equity-based award will not vest prior to the holder completing at least one year of Service following the grant of such award. Notwithstanding the foregoing, an award agreement may provide for accelerated exercisability in the event of the holder’s death or disability. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 11. LIMITATION ON RIGHTS.
11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan. For the avoidance of doubt, no dividends or dividend equivalents will be paid or credited to an unexercised Option or SAR.
11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.
11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. In no event may an Award be transferred for any consideration including (without limitation) in exchange for cash or securities.
11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
ARTICLE 12. TAXES.
12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
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12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.
12.3 Section 162(m) Matters. The Administrator, in its sole discretion, may determine whether an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). The Administrator may grant Awards that are based on Performance Goals but that are not intended to qualify as performance-based compensation. With respect to any Award that is intended to qualify as performance-based compensation, the Administrator shall designate the Performance Goal(s) applicable to, and the formula for calculating the amount payable under, an Award within 90 days following commencement of the applicable Performance Period (or such earlier time as may be required under Code Section 162(m)), and in any event at a time when achievement of the applicable Performance Goal(s) remains substantially uncertain. Prior to the payment of any Award that is intended to constitute performance-based compensation, the Administrator shall certify in writing whether and the extent to which the Performance Goal(s) were achieved for such Performance Period. The Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable under an Award that is intended to constitute performance-based compensation.
12.4 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).
12.5 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
ARTICLE 13. FUTURE OF THE PLAN.
13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders. The Plan shall serve as the successor to the Predecessor Plan, and no further Awards may be made under the Predecessor Plan after the Effective Date.
13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules; provided, however, that an amendment to Article 3.1, the last sentence of Article 5.6 or Article 6.7 is subject to approval of the Company’s stockholders.
ARTICLE 14. DEFINITIONS.
14.1 ”Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.
14.2 ”Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
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14.3 ”Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share, a Stock Unit or a Performance Cash Award.
14.4 ”Award Agreement” means a Stock Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.5 ”Board” means the Company’s Board of Directors, as constituted from time to time, and where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.
14.6 ”Change in Control” means:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
14.7 ”Code” means the Internal Revenue Code of 1986, as amended.
14.8 ”Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.
14.9 ”Common Share” means one share of the common stock of the Company.
14.10 ”Company” means Synchronoss Technologies, Inc., a Delaware corporation.
14.11 ”Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
14.12 ”Effective Date” means the date on which the Company’s stockholders approve the Plan.
14.13 ”Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
14.14 ”Exchange Act” means the Securities Exchange Act of 1934, as amended.
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14.15 ”Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.16 ”Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.
14.17 ”IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Common Stock to the public.
14.18 ”ISO” means an incentive stock option described in Code Section 422(b).
14.19 ”NSO” means a stock option not described in Code Sections 422 or 423.
14.20 ”Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.
14.21 ”Optionee” means an individual or estate holding an Option or SAR.
14.22 ”Outside Director” means a member of the Board who is not an Employee.
14.23 ”Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.24 ”Participant” means an individual or estate holding an Award.
14.25 ”Performance Cash Award” means an award of cash granted under Article 10.1 of the Plan.
14.26 ”Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices. The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates; provided, however, that if an Award is intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), such adjustment(s) shall only be made to the extent consistent with Code Section 162(m).
14.27 ”Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.
14.28 ”Plan” means this Synchronoss Technologies, Inc. 2015 Equity Incentive Plan, as amended from time to time.
14.29 ”Predecessor Plan” means the Company’s 2006 Equity Incentive Plan, as amended.
14.30 ”Restricted Share” means a Common Share awarded under the Plan.
14.31 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
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14.32 ”SAR” means a stock appreciation right granted under the Plan.
14.33 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
14.34 ”Securities Act” means the Securities Act of 1933, as amended.
14.35 ”Service” means service as an Employee, Outside Director or Consultant.
14.36 ”Service Provider” means any individual who is an Employee, Outside Director or Consultant.
14.37 ”Stock Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
14.38 ”Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
14.39 ”Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.40 ”Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
14.41 ”Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date
14.42 ”Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.
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APPENDIX A
PERFORMANCE CRITERIA
The Administrator may establish Performance Goals derived from one or more of the following criteria, measured in accordance with GAAP or otherwise, when it makes Awards of Restricted Shares or Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards.
• Earnings (before or after taxes)	• Working capital
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation (as amount or % of revenue)	• Sales or revenue (in the aggregate or in specific growth areas)
• Earnings before interest, taxes, depreciation & amortization (as amount or % of revenue)	• Economic value added (or an equivalent metric)
• Total stockholder return and/or value	• Market share
• Return on equity or average stockholders’ equity	• Cash flow or cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Operating profits	• Net profits
• Profit returns and margins	• Contract awards or backlog
• Return on operating revenue	• Revenue excluding total advertising cost
• To the extent that an Award is not intended to comply with Code Section 162(m), other measures of performance selected by the Administrator.
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ANNEX C
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